UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 2 to
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 10, 2010

ACTION ACQUISITION CORPORATION
 (Exact name of registrant as specified in its charter)

Cayman Island	000-52341	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Shenzhen ORB-Fortune New-Material Co., Ltd Room O-R, Floor 23, Building A, Fortune Plaza Shennan Road, Futian District Shenzhen, Guangdong People’s Republic of China	518040
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +86(755) 8204-6828

c/o Nautilus Global Partners
700 Gemini, Suite 100
Houston, TX 77506
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS

This Current Report on Form 8-K contains forward looking statements that involve risks and uncertainties, principally in the sections entitled “Description of Business,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” All statements other than statements of historical fact contained in this Current Report on Form 8-K, including statements regarding future events, our future financial performance, business strategy and plans and objectives of management for future operations, are forward-looking statements. We have attempted to identify forward-looking statements by terminology including “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “should,” or “will” or the negative of these terms or other comparable terminology. Although we do not make forward looking statements unless we believe we have a reasonable basis for doing so, we cannot guarantee their accuracy. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, which may cause our or our industry’s actual results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time and it is not possible for us to predict all risk factors, nor can we address the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause our actual results to differ materially from those contained in any forward-looking statements. All forward-looking statements included in this document are based on information available to us on the date hereof, and we assumes no obligation to update any such forward-looking statements

You should not place undue reliance on any forward-looking statement, each of which applies only as of the date of this Current Report on Form 8-K. You should be aware that the occurrence of the events described in this Current Report on Form 8-K could negatively affect our business, operating results, financial condition and stock price. Except as required by law, we undertake no obligation to update or revise publicly any of the forward-looking statements after the date of this Current Report on Form 8-K to conform our statements to actual results or changed expectations.

ITEM 1.01        ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Effective August 31, 2010, Action Acquisition Corporation, a Cayman Islands exempted company (“ Action ” or the “Company ”), accepted a subscription and offer to purchase 3,523,922 ordinary shares of the Company’s capital stock from Skyline Investors, LLC (“Skyline”), an affiliate of Maxim Group, LLC, a registered broker/dealer (“Maxim”), for an aggregate purchase price of $25,000. Prior to the consummation of this transaction, the Company had 998,275 ordinary shares issued and outstanding. As a result of the acceptance of this subscription, the Company had 4,522,197 ordinary shares issued and outstanding, with Skyline the beneficial owner of approximately 78% thereof. Immediately following the acceptance of Skyline’s subscription, Mr. Joseph Rozelle resigned as our President and Chief Financial Officer and the Board of Directors appointed Mr. Karl Brenza to serve as President and Chief Executive Officer, effective immediately.

Effective September 10, 2010, Action and its controlling shareholders entered into and consummated a share exchange with Grand Power Capital, Inc., a British Virgin Islands business company (“ GPC ”), and the GPC shareholders. Pursuant to the terms of a Share Exchange Agreement among the parties (the “ Share Exchange Agreement ”), all of the issued and outstanding shares of GPC were exchanged for shares of Action. As a result of the share exchange, an aggregate of 10,129,725 ordinary shares and 98,885.37 preference shares of the Company’s capital stock were issued to the GPC shareholders and GPC became a wholly owned subsidiary of Action.

In addition, the following actions occurred under the terms of the Share Exchange Agreement:

•
In connection with the share exchange, Action issued an aggregate of 10,129,725 ordinary shares and 98,885.37 preference shares to GPC shareholders. With the exception of the shares of GPC held by Apollo Enterprises International, Inc., each share of GPC stock was exchanged for approximately 1,327 ordinary share of Action. The remaining shares of GPC held by Apollo Enterprises International, Inc. were exchanged for 98,885.37 preference shares of Action. Each preference share shall be automatically convertible into 100 ordinary shares of Action upon receipt of the approval by the Company shareholders of a proposed increase in the number of authorized ordinary shares from 39,062,500 shares to 100,000,000 shares. Upon effectiveness of the share exchange, the Company had 14,651,922 ordinary shares and 98,885.37 preference shares issued and outstanding. The Company expects to seek a shareholder vote to increase its authorized ordinary shares to 100 million shares, consolidate its outstanding ordinary shares on a one-for-three basis, and change its name to “ORB Automotive Corporation” within the next 45 to 60 days.

•
As a condition to the closing of the share exchange, Junning (Marco) Ma and Morgan Simpson were appointed to the board of directors of the Company, with Mr. Ma being named Chairman of the board. Mr. Rozelle previously submitted his resignation as a director, which will be effective as of the 10th day following the date we mail an information statement to our shareholders that complies with Rule 14f-1 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Mr. Simpson’s appointment will be effective on the same date as Mr. Rozelle’s resignation. As a requirement to listing the Company's common stock on the NASDAQ Capital Market or other exchange, the Company will seek to add additional independent directors and increase the size of the board of directors following the share exchange. The board's composition (and that of its committees) will be subject to the corporate governance provisions of its primary trading market, including the requirement for appointment of independent directors in accordance with the Sarbanes-Oxley Act of 2002 ("Sarbanes-Oxley"), and regulations adopted by the SEC and FINRA pursuant thereto.

•
Also as a condition to the closing of the share exchange, Mr. Brenza resigned as the Chief Executive Officer of the Company, Mr. Ma was appointed Chief Executive Officer and President and Mr. Guangning Xu was appointed Vice Chief Financial Officer and Secretary.

•
The Share Exchange Agreement contains customary indemnification provisions. However, the total liability of Action’s controlling shareholders for losses incurred by GPC, its officers, directors or the GPC Shareholders that arising out of or based on any inaccuracy appearing in or misrepresentation made under “Article II, Covenants, Representations and Warranties Regarding Action” has been limited to a maximum of the Fair Market Value (as defined in the Share Exchange Agreement”) on the Determination Date (as defined below) of the ordinary shares of Action held by such controlling shareholders on the Closing Date , subject to certain adjustments.

The Share Exchange Agreement contained such representations, warranties, obligations and conditions as are customary for transactions of the type governed by such agreements.

Immediately prior to the share exchange, Action had 39,062,500 ordinary shares, $0.000128 par value, and 781,250 preference shares, $0.000128 par value, authorized, of which there were 4,522,197 ordinary shares and no preference shares issued and outstanding. As a result of the consummation of the share exchange there are currently 14,651,922 ordinary shares and 98,885.37 preference shares of the Company's capital stock issued and outstanding. Upon consummation of the share consolidation and automatic conversion of the 98,885.37 preference shares issued to Apollo Enterprises International, Inc., there will be 14,772,511 ordinary shares and no preference shares of the Company's capital stock issued and outstanding, approximately 90% of which will be held by the former GPC shareholders. The shareholders of the Company immediately prior to the completion of these transactions will hold 10% of the issued and outstanding ordinary shares of the Company.

As of the date of the Share Exchange Agreement and currently, there were no material relationships between Action and GPC, or any of their respective affiliates, directors or officers, or any associates of their respective officers or directors, other than in respect of the Share Exchange Agreement.

The foregoing description of the Share Exchange Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Share Exchange Agreement which is filed as an exhibit hereto and incorporated herein by reference.

ITEM 2.01      COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

Skyline Investment

As described in Item 1.01 above, on August 31, 2010, Action accepted a subscription and offer to purchase 3,523,922 ordinary shares of the Company’s capital stock from Skyline for an aggregate purchase price of $25,000. Prior to the consummation of this transaction, the Company had 998,275 ordinary shares issued and outstanding. As a result of the acceptance of this subscription, the Company had 4,522,197 ordinary shares issued and outstanding, with Skyline the beneficial owner of approximately 78% thereof. Immediately following the acceptance of Skyline’s subscription, Mr. Joseph Rozelle resigned as our President and Chief Financial Officer and the Board of Directors appointed Mr. Karl Brenza to serve as President and Chief Executive Officer, effective immediately.

The Share Exchange

The Share Exchange

As described in Item 1.01 above, on September 10, 2010, Action and its controlling shareholders entered into the Share Exchange Agreement with GPC and the GPC shareholders. Upon the closing of the share exchange, each of the GPC shareholders exchanged their respective shares of GPC for shares of the Company's capital stock. As a result, an aggregate of 10,129,725 ordinary shares and 98,885.37 preference shares were issued to GPC shareholders and GPC became a wholly-owned subsidiary of Action.

The Action shareholders immediately preceding the share exchange held 4,522,197 ordinary shares of the Company's capital stock before giving effect to the stock issuances in the share exchange. 138,900 of such shares constitute the Company's "public float" prior to the share exchange and will continue to represent the shares of our capital stock held for resale without further registration by the holders thereof until such time as the applicability of Rule 144 of the Securities Act of 1933, as amended (the "Securities Act"), or other exemption from registration under the Securities Act permits sales of the shares issued to the GPC shareholders, or a registration statement has been declared effective with respect to such shares.

As a result of the share exchange, GPC became a wholly-owned subsidiary of the Company and, assuming the conversion of the 98,885.37 preference shares issued to Apollo Enterprises International, Inc. in connection with the share exchange, the GPC shareholders will hold approximately 90% of the Company's outstanding capital stock and the shareholders of the Company immediately prior to the consummation of the share exchange will hold 10% of the issued and outstanding shares of the Company's capital stock.

Prior to the closing of the share exchange, there were no options or warrants to purchase shares of capital stock of Action or GPC outstanding and neither the Company nor GPC had adopted an equity incentive plan or otherwise reserved shares for issuance as incentive awards to officers, directors, employees and other qualified persons in the future.

The shares of the Company's capital stock issued to the GPC shareholders in connection with the share exchange were not registered under the Securities Act in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act. These securities may not be offered or sold absent registration or an applicable exemption from the registration requirements. Certificates representing these shares contain a legend stating the same.

As of the date of the Share Exchange Agreement, there were no material relationships between the Company and GPC or between the Company and any of GPC’s respective affiliates, directors or officers, or any associates of its respective officers or directors, other than in respect of the Share Exchange Agreement.

Changes Resulting from the Share Exchange

The Company intends to carry on the business of GPC’s operating subsidiary, Shenzhen ORB-Fortune New-Material Co., Ltd. (“ Shenzhen ORB ”), a wholly foreign owned enterprise incorporated under the laws of the People’s Republic of China (“ PRC ” or “ China ”), as its sole line of business. Shenzhen ORB is a manufacturer, producer and distributor of high-performance polyurethane adhesive and sealant materials, primers and cleaners for the auto industry in the PRC. The Company has relocated its executive offices to Room O-R, Floor 23, Building A, Fortune Plaza, Shennan Road, Futian District, Shenzhen, Guangdong, PRC 518040, and its telephone number is +86(755) 8204-6828.

Changes to the Board of Directors and Executive Officers

Prior to the Closing Date, Mr. Rozelle submitted his resignation as a director, such resignation to be effective on as of the 10th day following the date we mail an information statement to our shareholders that complies with Rule 14f-1 promulgated under the Exchange Act. Effective as of the Closing Date, Messrs. Ma and Simpson were appointed to the board of directors, with Mr. Ma being named Chairman of the board. Mr. Simpson’s appointment to the board will be effective at the same time as Mr. Rozelle’s resignation.

Further, Mr. Brenza resigned as Chief Executive Officer of the Company and Mr. Ma was elected to the office of Chief Executive Officer and President and Mr. Xu was elected to serve as the Company's Vice Chief Financial Officer and Secretary.

The directors hold office for one-year terms until the election and qualification of their successors. Officers are elected by the board of directors and serve at the discretion of the board.

Accounting Treatment; Change of Control

The share exchange is being accounted for as a "reverse acquisition," since the GPC shareholders own a majority of the outstanding shares of the Company's capital stock immediately following the transaction. GPC is deemed to be the acquiror in the reverse acquisition. As the Company, the legal acquiror, is a non-operating shell, this "reverse acquisition" is considered to be a capital transaction in substance rather than a business combination. Consequently, the assets and liabilities and the historical operations that will be reflected in the financial statements prior to the share exchange will be those of GPC and will be recorded at the historical cost basis of GPC, and the consolidated financial statements after completion of the share exchange will include the assets and liabilities of the Company and GPC, historical operations of GPC and operations of the Company from the closing date of the share exchange. Except as described in the previous paragraphs, no arrangements or understandings exist among present or former controlling shareholders with respect to the election of members of the Company's board of directors and, to our knowledge, no other arrangements exist that might result in a change of control of the Company. Further, as a result of the issuance of the shares of the Company capital stock pursuant to the share exchange, a change in control of the Company occurred on the date of the consummation of the transaction. The Company will continue to be a "smaller reporting company," as defined under the Exchange Act, following the share exchange.

Information About Our Company

We were incorporated as a Cayman Islands exempted company on September 27, 2006 and were formed solely for the purpose of identifying and entering into a business combination with a privately held business or company, domiciled and operating in an emerging market that is seeking the advantages of being a publicly held corporation whose stock is eventually traded on a major United States stock exchange. Prior to our acquisition of GPC, we were in the development stage and had not yet commenced business operations.

GPC was incorporated on October 8, 2009 as a British Virgin Islands business company. GPC conducts its business through Shenzhen ORB, a wholly owned subsidiary based and operating in China. As a result of the consummation of the share exchange, we are a holding company of Shenzhen ORB headquartered in Shenzhen, Guangdong Province, China. We are engaged in the business of providing bonding solutions for a wide range of industrial applications including, shipping, construction, and electronics, with a strong presence in the Chinese automotive sector. We are currently a market leader in the windshield adhesive business in Shenzhen, China. We also produce primers and cleaners and are in the process of developing other auto parts such as liquid coolants, bumpers, harnesses and lamps.

Description of Our Business

Unless otherwise indicated, the following information relates only to the business and operations of GPC and its wholly owned subsidiary, Shenzhen ORB.

GPC is a holding company, formed in 2009 and existing under the laws of the British Virgin Islands. Prior to its acquisition of Shenzhen ORB on May 31, 2010, GPC did not have any operating businesses under its control. GPC currently does not conduct any business outside its ownership of Shenzhen ORB.

Shenzhen ORB was founded as a limited liability company primarily engaged in the development, manufacture and sale of high-performance adhesives and sealants in the PRC in 2005. Additionally, Shenzhen ORB manufactures and distributes a line of primers and cleaners geared to the automotive industry. In 2008, Shenzhen ORB deemed it more cost-effective to outsource the manufacture of its adhesive and sealant products to three original equipment manufacturing (OEM) factories, concentrating its in-house efforts on research and development of new products, production of primers and cleaners, and the marketing and distribution of its current and future products. These OEM factories utilize equipment, processes and raw materials approved by Shenzhen ORB to manufacture products that bear the trademarked “ORB” name.

Shenzhen ORB provides glass bonding solutions to a wide range of industries, including automobile, ships and boats, construction, and electronics, but currently focuses on the automobile windshields area. Shenzhen ORB is a market leader in the windshield adhesive business in Shenzhen, China. It is also in the process of developing other auto parts such as liquid coolants, bumpers, harnesses and lamps.

Our main products include adhesives, both polyurethane and structural, polyurethane sealants, primers, and cleaners.

Polyurethane Adhesive and Sealants

Polyurethane adhesives are used for bonding steel panels and glass, metal, bricks, wood, and ceramic. Polyurethane sealants are less strong than adhesives and are used to seal cracks and fill spaces. We have developed several varieties of adhesives and sealants, including:

•	P101, a high-strength structural adhesive;

•	P101FC, a fast-cure high-strength structural adhesive;

•	P101 Extra, an ultrahigh-strength structural adhesive;

•	P102, a high-strength structural adhesive;

•	P102 PV, a high-strength, custom structural adhesive used for vehicles;

•	P103, a high performance sealant; and

•	P104, a high performance sealant.

Our basic polyurethane products are distributed in retail auto parts stores throughout China and marketed for windshield replacement by the end user or owner. Additionally, customized formulations of our polyurethane sealant products are made and distributed on a wholesale basis as well as directly to auto manufacturers.

SY Series Structural Adhesives

Our SY series of structural adhesives are high strength, tough, anti-corrosive adhesives that are specifically geared for use in a variety of applications and are distributed to auto manufacturers. We currently produce and market five types of SY series structural adhesives:

•	SY-231, aspot welding adhesive

•	SY-241, a hemming adhesive

•	SY-221, a damping adhesive

•	SY-D-1, a sealing adhesive; and

•	SY-261, an acupressure adhesive

Primers

Our primers are designed to be applied on steel and glass surfaces to strengthen the bonding effects when adhesive sealants, like ours, are used on these materials. We have developed, and currently market, three types of primers:

•	PR162, a general purpose primer;

•	PR163A, a quick-dry colorless primer; and

•	PR163B, a quick-dry black primer.

Cleaners

Our cleaners have been developed to clean steel, glass and metal surfaces, in an effort to effectively prepare them to accept our primers and adhesive sealants. We have developed, and currently market, three different types of cleaners:

•	CL140, an organic solvent-based cleaner capable of removing dust and grease on the base material and intensifying the adhesion of the sealant;

•
CL141, an organic solvent general-purpose cleaner containing active substances to intensify the adhesion of the sealant, which is primarily applied to aluminum, steel, glass, porcelain, and glass-porcelain composite, and is unsuitable for porous materials; and

•
CL143, an organic solvent quick-dry cleaner containing active substances to intensify the adhesion of the sealant, which is primarily applied to aluminum, steel, glass, porcelain, and glass-porcelain composite, and is unsuitable for porous materials.

Coolants

We are currently in the development phase of producing our own line of liquid coolants for the automotive business. Testing of our first product in this line is beginning in the third quarter of this year and we intend to commence manufacturing and sales before the end of 2010. Our liquid coolant is designed to keep an automobile’s radiator fluid from freezing when it is cold and overheating on hot days, by either lowering the freezing point or raising the boiling point of radiator fluids. This product will also play a role in antisepsis and scale prevention for year-round use. This product will be produced in a new manufacturing facility we have established in Liuzhou. We estimate that the cost of development of this new product line, including the leasing of a new facility and equipment for its manufacture, will be approximately $225,000.

OEM Manufacturing

As we discussed briefly above, beginning in 2008, Shenzhen ORB determined that it was more cost effective to outsource the manufacturing of some of our products to several OEM factories. In general, an original equipment manufacturer, or OEM, manufactures products that are purchased by one or more companies and retailed under the purchaser’s brand name. This type of arrangement is fairly typical in China. Many large industrial OEMs manufacture products for more than one purchaser. This allows the OEM to efficiently and cost effectively manage the facilities, personnel and raw materials used in production, thereby lowering the overall cost to the purchaser. These savings can then be passed on to the purchaser’s clients.

We have developed all of the technology that goes into our outsourced products and, with respect to our sealants, hold an exclusive license on the patent. Before engaging any OEM, we fully research the business and manufacturing facility and enter into a Non-Disclosure Agreement that protects our patent, processes and trade secrets. On an ongoing basis, we periodically inspect the facilities and products from a quality assurance perspective to ensure that those products that go out to the retail and wholesale markets under the “ORB” name meet the standards that our customers want and demand. Additionally, the OEM facilities we are in business with meet the certification requirements of ISO/TS16949:2002 of the International Quality System and certified by the QMI International Certification Company. ISO/TS 16949:2002 is a “Technical Specification” set forth by the International Organization for Standardization (“ISO”) that, in conjunction with ISO 9001:2000, defines the quality management system requirements for the design and development, production, installation and servicing of automotive-related products. It is applicable to sites of the organization where customer-specified parts, for production and/or service, are manufactured and is applied throughout the automotive supply chain.

Currently, we use three OEMs for the production of our adhesives and sealants. They are Sanyou (Tianjin) Macromolecuar Technology Co., Ltd. (“Sanyou”), Dongguan Pusaida Seal Adhesive Co., Ltd (“Pusaida”) and Shanghai Arhys Donntal Chemicals Co., Ltd (“Donntal”). We provide each OEM under one or more purchase orders from time to time. As these purchase orders are fulfilled, the OEM sends us an invoice for the finished goods. We generally purchase products from our OEMs on an “as needed” basis. During the six months ended June 30, 2010, our purchases from Pusaida, Donntal and Sanyou, accounted for 41%, 31% and 14% of our purchases, respectively. During the six months ended June 30, 2009, our purchases from Pusaida, Donntal and Sanyou accounted for 63%, 12% and 8% of our total purchases, respectively. If these OEMs were lost, it is unlikely that Shenzhen ORB would be able to meet its ongoing production and delivery schedules, at least in the near term.

In-House Manufacturing

We currently manufacture our primers and cleaners in our own manufacturing facility in Shenzhen and anticipate manufacturing our coolants in a new facility we have built out in Liuzhou. These manufacturing processes are not labor intensive and we believe that we have sufficient capacity to keep costs down and produce these products at our facilities. Like our OEMs, Shenzhen ORB meets the certification requirements of ISO/TS16949:2002 of the International Quality System and certified by the QMI International Certification Company. In March 2007, Shenzhen ORB passed the most recent evaluation to which it was subject.

Manufacturing Plans

As we continue to grow and expand our business, we will continue to assess the strategic benefits associated with outsourcing some of our manufacturing. We may determine that it is beneficial to our overall business to either reduce our reliance on one or more OEM or to resume manufacturing operations for some or all of our adhesive and sealant products.

Our Expansion and Growth Strategy

Shenzhen ORB’s goal is to position itself as a diversified developer, manufacture, producer and supplier in the auto part industry in China, supplying not only adhesives and sealants, but also primers, cleaners, liquid coolant, bumpers, wire harnesses, and lamp products, to all the major automakers in China. In order to meet this long-term objective, we plan to implement several growth and expansion strategies over the next three years, as discussed in more detail below.

First, we want to expand sales to existing customers and enlarge our customer base in our existing product lines. We plan to provide high quality products and services to our existing customer base and strategically market our existing product line to new customers to meet their future demands. Through high quality and high performing products, we expect to increase our brand recognition, which we believe will create ongoing loyalty with our existing customers and assist us in obtaining new customers. We also intend to enlarge our customer base by establishing business relationships with more auto parts purchasers in strategic locations in China.

In order to achieve this organic growth in our client base, we intend to target our marketing to both top- and second-tier automakers, while increasing sales to our existing customers. In order for our products to be purchased by top automakers, we need to continue to increase the promotion and reputation of our brand and cooperate with other auto parts suppliers through OEM branding (i.e, permitting, on terms acceptable to us, our customers to market our products under their brand name).

Second, we plan to develop new product offerings for the auto parts market. We anticipate expanding our business in the development and distribution of complementary auto arts products, including, but not limited to, liquid coolants, harnesses, lamps and bumpers, by investing increasing human resources and promotion efforts in this sector. We believe that the diversification and expansion of our product offerings will permit us to grow at a faster pace. With the exception of liquid coolant development (discussed below), we are in the preliminary stages of this phase of our strategic plan and have not yet determined the most effective product offerings to expand into.

Finally, we intend to implement a horizontal industry integration strategy. Except for our multi-national customers, local bonding solution providers are medium and small-size producers of single-line products. We believe that, with our established market position and long-term customer relationships, horizontal industry integration will strengthen our capacity and distribution networks, thereby, assisting us in providing superior service to these medium and small-size producers and strengthening our position in the Chinese market.

For the remainder of 2010 through 2011, we plan to identify and, if appropriate, acquire adhesive and sealant manufacturers to increase our production capacity and achieve economies of scale, in order to increase our revenue and profits. We have preliminarily identified five possible acquisition targets that we believe will complement and enhance our core business throughout China and are conducting initial due diligence on these businesses. We expect that strategic acquisitions will escalate our emergence as a leader in the Chinese auto parts industry. In addition, because there are many small size auto part suppliers in the Chinese market, we expect there will be further integration of the market in the coming three to five years along with the same integration trend that has occurred in the automotive manufacture market. We expect that, by taking advantage of our long-term relationship with these auto makers and local governments, we can position ourself to emerge as a leader in the integration process.

Our ability to implement the foregoing growth strategies are subject to numerous risks and uncertainties, including, but not limited to:

•	the continued health of the Chinese economy;
•	our ability to raise capital and financing in the future;
•	disruptions in the credit markets which may affect us or our customers and supplies;
•	our ability to attract and retain qualified management and technical personnel;
•	the success of research and development activities;
•	our ability to maintain and grow our bottom line;
•	the loss of certain supplier or customer relationships; and
•	our success in acquiring and integrating acquisitions potential targets.

Facilities and Employees

Our headquarters and main research and manufacturing facility are located in Shenzhen, China, which is one of the five Chinese Special Economic Zones. As of June 30, 2010, Shenzhen ORB maintained five branch offices throughout the PRC, providing marketing and sales services, including technical support and after-sales services for Shenzhen ORB in specific geographic regions.

As of June 30, 2010, we had 40 employees, all employed on a full time basis, providing administrative, technical and marketing expertise. A total of eight employees work in our headquarters, Shenzhen and Liuzhou manufacturing facilities and the remainder cover the following regional territories:

Number of Employees	Territory
9	Liuzhou
7	Southwest China
6	Northeast China
5	Southeast China
5	North China

As of June 30, 2010, Shenzhen ORB leases all of its facilities. Relevant information with respect to each of these locations is as follows:

Location	Size of Premises (Sq. Meters)	Annual Rent
Room O-R, Floor 23, Building A, Fortune Plaza Shennan Road, Futian District, Shenzhen, Guangdong	171	$24,252
No. 5 Factory Building, Qiaotou FuQiao Industrial Zone, Anbao District, Fuyong town, Shenzhen	4,100	$92,190
Room. 2, Unit 2, Building 12, Longtun Second District, Hexi Road, Liunan, Liuzhou, Guangxi	95	$1,945
Room 3-4, Unit 3, Building 3, Guian Garden, Heyang Garden, Jiangbei, Chongqing	105	$2,636
Room 15-4-1403, West Majinrun Family Garden Second District, Fengtai, Beijing	98	$3,163
Room 208, No. 60B-3, Huguang Road, Chaoyang District, Changchun, Jilin	65	$1,318
No.1 Liutai Road, Liunan district, Liuzhou, Guangxi	360	$5,832

Our headquarters are located in the town of Guangdong. The lease for this office space has a two year term and expires on August 16, 2011.

Our Shenzhen research and manufacturing facilities are located in the town of Fuyong. The facilities include the factory space, dormitory and a dining hall. The lease for this facility expires on December 31, 2010.

The office space in Chongqing city is subject to a non-cancelable lease agreement that expires on December 31, 2011. Based on the lease agreement, Shenzhen ORB will be required to pay a penalty for early lease termination, which is the deposit for the lease along with the remaining rents up to the original lease termination date.

The manufacturing facility located on Lutai Road in Liuzhou is subject to a one-year lease that is currently set to expire on January 18, 2011. The lease is cancelable by either party on short notice.

The leases for our other offices are generally short term and cancelable upon notice of either party.

Environmental Compliance

Shenzhen ORB is regulated by the Shanghai Center of Toxic Chemicals Information & Consultation and has been certified as compliant with all environmental standards for handling of toxic and hazardous substances. Currently, we have little or no cost associated with environmental compliance for several reasons. With respect to the production we outsource, the OEMs are responsible for complying for all environmental rules and regulations and we routinely ensure that they remain compliant. With respect to the products we manufacture in-house, we have developed a contained manufacturing process that ensures that there is very little waste. However, as we expand our business we may become subject to greater environmental risk and the cost of ongoing environmental compliance and additional regulation may adversely affect the Company’s financial results. We intend to take appropriate steps to ensure that we remain compliant with all environmental regulations for our existing and future activities.

Customers

Shenzhen ORB operates in a highly concentrated market. One primary customer, Shanghai General Motors Wuling, and its affiliate Shanghai General Motors Wuling Qingdao Branch Company (collectively, “GM-Wuling”) accounted for 78% and 76% of sales for the six months ended June 30, 2010 and 2009, respectively. Accounts receivable from this customer amounted to $942,518 as of June 30, 2010. As with all of our customers, we periodically enter into a standard form of purchase order with GM-Wuling that provides for the periodic purchase of our various products. This is a typical method of working with customers in the Chinese auto parts market. We have a long standing relationship with GM-Wuling that we believe will continue to grow as we grow and expand. However, if this customer was lost, it is unlikely that Shenzhen ORB would be able to replace the lost revenue, at least in the near term. The successful implementation of our growth and expansion strategy will be an important element in reducing this concentration and diversifying our business.

Intellectual Property

Shenzhen ORB has exclusive rights to a National Invention Patent for its polyurethane adhesive sealant technology. The patent was issued by the PRC’s State Intellectual Property Office to our Chief Executive Officer, Mr. Ma, under Patent No. ZL98119666.7 on November 21, 2001 and expires on November 20, 2021. Mr. Ma has granted Shenzhen ORB an exclusive license to use the patent for the full term of the patent.

Additionally, the name “ORB” has been trademarked in China.

Shenzhen ORB spent approximately $89,766 and $111,889 in research and development expenditures for the years ended December 31, 2009 and 2008, respectively.

Competition and Markets

The adhesive, sealant and auto parts markets in China are very competitive. Shenzhen ORB competes with other companies on the basis of quality and price of its products, as well as customer service. There are approximately 10 major competitors in this market trying to sell similar products that Shenzhen ORB sells to the same concentrated group of customers. Shenzhen ORB’s primary competitors include multi-national companies, like Dow, Henkel, Yokohama, EMS-Togo, Sika, Bostik, and Sunstar. Shenzhen ORB also faces competition from local Chinese competitors, such as Shandong Norinc Sealant Company, Zibo Hiteman Chemical Co., Ltd., and other small glass bonding solution providers.

Shenzhen ORB’s multi-national competitors have greater financial resources, larger staff, and brand name recognition than it has in both the Chinese and international markets. However, in comparison to local suppliers, we believe that Shenzhen ORB has a competitive advantage as a result of lower logistic and production costs and responsive customer service provided by its sales and service network. With respect to our outsourced products, the OEMs are strategically located to cut down on transportation costs and to provide our customers with timely delivery of goods. With respect to the products that we manufacture ourselves, we are able to control costs associated with production, including wages and salaries and storage costs (since we tend to keep little excess inventory on hand) that we pass along to our customers.

In addition, we believe that Shenzhen ORB’s products compare favorably in terms of quality to its multi-national competitors and it will be able to dominate the Chinese domestic market because it has a significant cost advantage over its foreign competitors since its facilities, operations, and raw materials are all located in China. Additionally, Shenzhen ORB has lower transport costs and is not subject to import duties.

Government Regulation

Our business is subject to regulation by governmental agencies in the PRC. Business and company registrations are certified on a regular basis and must be in compliance with the laws and regulations of the PRC and provincial and local governments and industry agencies, which are controlled and monitored through the issuance of licenses and certificates.

Shenzhen ORB has received a business license from the Market Supervision Administration of Shenzhen Municipality, the local counterpart of the State Administration for Industry and Commerce. Our business license enables us to conduct our business as we currently operate. The registration number for our license is 440301503375833, and it is valid from April 15, 2005 through May 24, 2030. Once the term has expired, the license is renewable.

Since 2009, the PRC government has implemented several initiatives to increase automobile consumption, which we expect will positively impact our business. On January 1, 2009, the PRC announced fuel tax reform decreasing the gasoline and diesel taxes and eliminating six categories of tolls for road maintenance and management, making driving less expensive for PRC residents whose income may be limited. In addition, the PRC reduced the sales tax on small emission cars by 50% and is providing a 3,000 RMB rebate to purchasers of low-emission cars. The PRC government is also providing a subsidy through the end of 2010 to Chinese rural farmers and residents purchasing fuel efficient vans and has banned motorcycle in certain coastal cities, which will cause some drivers to shift their vehicle of choice from motorcycles to fuel efficient cars.

RISK FACTORS

Our business and an investment in our securities are subject to a variety of risks. The following risk factors describe the most significant events, facts or circumstances that we believe could have a material adverse effect upon our business, financial condition, results of operations, ability to implement our business plan, and the market price for our securities. Many of these events are outside of our control. The risks described below are not the only ones facing our Company. If any of these risks actually occur, our business, financial condition or results of operation may be materially adversely affected. In such case, the trading price of our securities could decline and investors in our securities could lose all or part of their investment.

Risks Related to Our Business

The global economic crisis could further impair the automotive industry thereby limiting demand for our products and affecting the overall availability and cost of external financing for our operations.

The continuation or intensification of the recent global economic crisis and turmoil in the global financial markets may adversely impact our business, the businesses of our customers and our potential sources of capital financing. Our products are primarily sold to automakers. The recent global economic crisis was particularly difficult on the automotive industry. Although recent economic stimulus measures and other actions taken by the Chinese government have positively impacted the overall Chinese economy, as well as the Chinese automotive industry, there is no guarantee that these stimulus measures will continue to produce results. Since virtually all of our sales are made to auto industry participants, our sales and business operations are dependent on the financial health of the automotive industry and could suffer if our customers experience a downturn in their business. In addition, the lack of availability of credit could lead to a further weakening of the Chinese and global economies and make capital financing of our operations more expensive for us or impossible altogether. Presently, it is unclear what the long term effects of the economic stimulus measures and other actions taken by the Chinese government and other governments throughout the world will be in mitigating the damage caused by the crisis to the automotive industry and other industries that affect our business. Furthermore, deteriorating economic conditions including business layoffs, downsizing, industry slowdowns and other similar factors that affect our customers could have negative consequences for the automotive industry and result in lower sales, price reductions in our products and declining profit margins. The economic situation also could harm our current or future lenders or customers, causing them to fail to meet their obligations to us. No assurances can be given that the effects of the ongoing global economic crisis will not damage our business, financial condition and results of operations.

A contraction in automotive sales and production could have a material adverse affect on our results of operations and liquidity and on the viability of our supply base.

Automotive sales and production are highly cyclical and depend, among other things, on general economic conditions and consumer spending and preferences (which can be affected by a number of issues including fuel costs and the availability of consumer financing). As the volume of automotive production fluctuates, the demand for our products also fluctuates. Global automotive sales and production deteriorated substantially in the second half of 2008 and, while China’s automotive sales and production experienced growth in 2008 and throughout 2009 and the beginning of 2010, the rate of growth was down from previous years. A contraction in automotive sales and production could harm our results of operations and liquidity. In addition, our suppliers would be negatively impacted by a contraction of the industry, negatively impacting their business, financial condition and results of operations, further pressuring our bottom line.

In order to successfully implement our planned expansion and growth initiatives, we will require additional capital. If we are unable to obtain additional capital on satisfactory terms, we may be unable to proceed with our plans and we may be forced to curtail our operations.

We believe our current cash and cash flow from operations are sufficient to meet our present cash needs. However, our working capital requirements and the cash flow provided by future operating activities, if any, may vary greatly from quarter to quarter, depending on the volume of business during the period. We have identified a number of short- and long-term strategic initiatives designed to maximize our market presence and growth as an industry leader, including:

•	expansion of sales to existing customers and enlarging our customer base in our current product lines;

•	expansion into new product lines in the automotive parts market;

•	strategic acquisition of complementary businesses to increase production capacity and achieve economies of scale.

These initiatives, as well as changed business conditions, potential expansion of facilities and manufacturing operations or other investments or acquisitions we may decide to pursue in the future, will require additional capital resources. We may seek to sell additional equity or debt securities or obtain one or more credit facilities. The sale of additional equity securities could result in significant dilution to our shareholders. The incurrence of indebtedness would result in increased debt service obligations and could require us to agree to operating and financial covenants that would restrict our operations. Given the current global economic crisis, financing may not be available in amounts or on terms acceptable to us, if at all. Any failure by us to raise additional funds on terms favorable to us, or at all, could limit our ability to expand our business operations and could harm our overall business prospects.

It may be difficult to find or integrate acquisitions which could have an adverse effect on our expansion plans.

An important component of our growth strategy is to invest in or acquire companies that complement or are compatible with our current business line, such as other automotive parts manufacturers and distribution companies. We may be unable to identify suitable investment or acquisition candidates, or to make these investments or acquisitions on a commercially reasonable basis, if at all. If we complete an investment or acquisition, we may not realize the anticipated benefits from the transaction.

Integrating an acquired company is complex, distracting and time consuming, as well as a potentially expensive process. The successful integration of an acquisition would require us to:

•	Integrate and retain key management, sales, research and development, and other personnel;

•	incorporate the acquired products or capabilities into our offerings both from an engineering and sales and marketing perspective;

•	Coordinate research and development efforts;

•	Integrate and support pre-existing supplier, distribution and customer relationships; and

•	consolidate duplicate facilities and functions and combine back office accounting, order processing and support functions.

The geographic distance between the companies, the complexity of the technologies and operations being integrated and the disparate corporate cultures being combined may increase the difficulties of combining an acquired company. Acquired businesses are likely to have different standards, controls, contracts, procedures and policies, making it more difficult to implement and harmonize company-wide financial, accounting, billing, information and other systems. Management’s focus on integrating operations may distract attention from our day-to-day business activities and may disrupt key research and development, marketing or sales efforts.

With the adhesive sealant and automobile parts markets being highly competitive and many of our competitors having greater resources than we do, we may not be able to compete successfully.

The adhesive sealant and automobile parts industry is a highly competitive business. Criteria for our customers and potential customers include:

•	Quality;

•	price and cost competitiveness;

•	product performance;

•	Reliability and timeliness of delivery;

•	new product and technology development capability;

•	Degree of global and local presence;

•	effectiveness of customer service; and

•	Overall management capability.

We face competition from multi-national corporations, many of which have substantially greater revenues and financial resources than we do, as well as stronger brand names, consumer recognition, business relationships with vehicle manufacturers, and geographic presence than we have in both the Chinese and international markets. We also face competition from local Chinese companies and no assurance can be given that our potential customers will respond favorably to our product quality and brand.

Internationally, we face different market dynamics and competition. We may not be as successful as our competitors in generating revenues in international markets due to the lack of recognition of our brands, products or other factors. Developing product recognition overseas is expensive and time-consuming and our international expansion efforts may be more costly and less profitable than we expect. If we are not able to execute our business expansion in our target markets, our sales could decline, our margins could be negatively impacted and we could lose market share.

The cyclical nature of automotive production and sales could result in a reduction in automotive sales, which could adversely affect our financial liquidity.

Our product sales depend on automotive production and sales by our customers, which are highly cyclical and affected by general economic conditions and other factors, including consumer spending and preferences. They also can be affected by government policies, labor relations issues, regulatory requirements, and other factors. Any action that causes a decline in the volume of vehicles being produced will cause fluctuations in the demand for our products.

Increasing costs for manufactured components and raw materials may adversely affect our profitability.

We use a broad range of manufactured components and raw materials in our products. Because it may be difficult to pass increased prices for these items on to our customers, a significant increase in the prices of our components and materials could materially increase our operating costs and adversely affect our profit margins and profitability.

Non-performance by our OEMs may adversely affect our operations by delaying delivery or causing delivery failures, which may negatively affect demand, sales and profitability.

We outsource production of all of our adhesives and sealants to a small number of OEMs. During the first six months of 2010, we purchased approximately 86% of our adhesive and sealant products from three OEMs. We would be materially and adversely affected by the loss, or failure to perform as expected, of these OEMs. If they were lost, became insolvent or bankrupt, or failed to perform as expected, it is likely that we would experience delivery delays or failures caused by production issues or delivery of non-conforming products, at least in the short term. See “—Business—Suppliers.”

We may be subject to product liability and warranty and recall claims, which may increase the costs of doing business and adversely affect our financial condition and liquidity.

We face an inherent business risk of exposure to product liability and warranty claims if our products actually or allegedly fail to perform as expected or the use of our products results, or is alleged to result, in bodily injury and/or property damage. We have not obtained product liability insurance and therefore may be exposed to potential liability without any insurance. We cannot ensure that we will not incur significant costs to defend these claims or that we will not experience any product liability losses in the future. In addition, if any of our designed products are or are alleged to be defective, we may be required to participate in a recall of such products. We cannot ensure that the future costs associated with providing product warranties and/or bearing the cost of repair or replacement of our products will not have an adverse effect on our financial condition and liquidity.

We receive a significant portion of our revenues from one customer which may make it difficult to negotiate attractive prices for our products and exposes us to risks of substantial losses if we lose this customer or are unable to sufficiently expand out customer base to minimize the impact of this customer.

One customer, and an affiliated entity, accounted for more than 70% of our revenues for the year ended December 31, 2009 and we anticipate that it will account for approximately 60% of our revenues for 2010. We have begun expanding our customer base and currently believe that going forward the impact of this existing customer will be lessened. However, dependence on one or a few customers could make it difficult to negotiate attractive prices for our products and could expose us to the risk of substantial losses if a single major customer stops purchasing our products.

If we are unable to attract and retain senior management and qualified technical and sales personnel, our operations, financial condition and prospects will be materially adversely affected.

Our future success depends in part on the contributions of our management team and key technical and sales personnel and our ability to attract and retain qualified new personnel. In particular, our success depends on the continuing employment of our Chief Executive Officer, Mr. Ma, our Chief Technology Officer, Mr.Hai Huang, our Chief Marketing Officer, Mr. Pengcheng Zhang and our Vice Chief Financial Officer, Mr. Guangning Xu. There is significant competition in our industry for qualified managerial, technical and sales personnel and we cannot ensure that we will be able to retain our key senior managerial, technical and sales personnel or that we will be able to attract, integrate and retain other such personnel that we may require in the future. If we are unable to attract and retain key personnel in the future, our business, operations, financial condition, results of operations and prospects could be materially adversely affected.

We rely on a combination of trade secret laws and confidentiality procedures to protect the patents, copyrights and technological know-how that comprise our intellectual property. We protect our technological know-how pursuant to non-disclosure and non-competition provisions contained in our employment agreements, and agreements with them to keep confidential all information relating to our customers, methods, business and trade secrets during and after their employment with us. Our employees are also required to acknowledge and recognize that all inventions, trade secrets, works of authorship, developments and other processes made by them during their employment are our property. We have been granted a trademark to use the name “ORB.”

Failure to adequately protect our intellectual property rights may undermine our competitive position, and litigation to protect our intellectual property rights may be costly.

We strive to strengthen and differentiate our product portfolio by developing new and innovative products and product improvements. As a result, we believe that the protection of our intellectual property will become increasingly important to our business. Implementation and enforcement of intellectual property-related laws in China has historically been lacking due primarily to ambiguities in PRC intellectual property law. Accordingly, protection of intellectual property and proprietary rights in China may not be as effective as in the United States or other countries. Currently, our Chief Executive Officer, Mr. Ma, holds a key patent on one of our most successful products. We use this technology under the terms of an exclusive license agreement with him. Additionally, we rely on a combination of license agreements, trade secrets, and trademarks to provide protection for our intellectual property, but this protection may be inadequate. For example, future patent applications may not be approved or, if allowed, they may not be of sufficient strength or scope. As a result, third parties may use the technologies and proprietary processes that we have developed and compete with us, which could negatively affect any competitive advantage we enjoy, dilute our brand and harm our operating results. In addition, policing the unauthorized use of our proprietary technology can be difficult and expensive. Litigation may be necessary to enforce our intellectual property rights and given the relative unpredictability of China’s legal system and potential difficulties enforcing a court judgment in China, there is no guarantee litigation would result in an outcome favorable to us. Furthermore, any such litigation may be costly and may divert management attention away from our core business. An adverse determination in any lawsuit involving our intellectual property is likely to jeopardize our business prospects and reputation. We have no insurance coverage against litigation costs so we would be forced to bear all litigation costs if we cannot recover them from other parties. All of the foregoing factors could harm our business and financial condition.

Our commercial viability depends significantly on our ability to operate without infringing the patents and other proprietary intellectual rights of third parties.

In the event that our technologies infringe or violate the patent or other proprietary intellectual rights of third parties, we may be prevented from pursuing product development, manufacturing or commercialization of our products that utilize such technologies. There may be patents or other intellectual property rights held by others of which we are unaware that contain claims that our products or operations infringe. In addition, given the complexities and uncertainties of China’s intellectual property laws, there may be patents or other intellectual property rights of which we know that we may ultimately be held to infringe, particularly if the claims are determined to be broader than we believe them to be. As a result, avoiding intellectual property infringement may be difficult.

If a third party claims that we infringe its patents or other intellectual property rights, any of the following may occur:

•	we may become liable for substantial damages for past infringement if a court decides that our technologies infringe upon a competitor’s intellectual property rights;

•
a court may prohibit us from selling or licensing our product without a license from the intellectual property holder, which may not be available on commercially acceptable terms or at all, or which may require us to pay substantial royalties or grant cross-licenses to our intellectual property; and

•	we may have to redesign our product so that it does not infringe upon the intellectual property rights of others, which may not be possible or could require substantial funds or time.

In addition, employees, consultants, contractors and others may use the trade secret information of others in their work for us or disclose our trade secret information to others. Either of these events could lead to disputes over the ownership of inventions derived from that information or expose us to potential damages or other penalties. If any of these events occurs, our business will suffer and the market price of our securities will likely decline.

We are subject to environmental and safety regulations, which may increase our compliance costs and may adversely affect our results of operation.

We are subject to the requirements of environmental and occupational safety and health laws and regulations in China. We cannot provide assurance that we have been or will be at all times in full compliance with all of these requirements, or that it will not incur material costs or liabilities in connection with these requirements. Additionally, these regulations may change in a manner that could have a material adverse effect on our business, results of operations and financial condition. The capital requirements and other expenditures that may be necessary to comply with environmental requirements could increase and become a material expense of doing business.

We will incur costs as a result of being a public company, and the requirements of being a public company may divert management’s attention from our business and adversely affect our financial results.

As a public company, we will be subject to a number of requirements, including the reporting requirements of the Exchange Act, Sarbanes-Oxley and eventually the listing standards of Nasdaq. These requirements will cause us to incur costs and might place a strain on our systems and resources. The Exchange Act requires, among other things, that we file annual, quarterly and current reports with respect to our business and financial condition. Sarbanes-Oxley requires, among other things, that we maintain effective disclosure controls and procedures and internal control over financial reporting. In order to maintain and improve the effectiveness of our disclosure controls and procedures and internal control over financial reporting, significant resources and management oversight will be required. As a result, our management’s attention might be diverted from other business concerns, which could have a material adverse effect on our business, results of operations and financial condition. Furthermore, we might not be able to retain our independent directors or attract new independent directors for our committees.

If we fail to establish and maintain an effective system of internal control, we may not be able to report our financial results accurately or to prevent fraud. Any inability to report and file our financial results accurately and timely could harm our business and adversely impact the trading price of our securities.

We are required to establish and maintain internal controls over financial reporting, disclosure controls, and to comply with other requirements of Sarbanes-Oxley and the rules promulgated by the SEC thereunder. Our management, including our Chief Executive Officer, cannot guarantee that our internal controls and disclosure controls will prevent all possible errors or all fraud. A control system, no matter how well conceived and operated, can provide only reasonable, not absolute, assurance that the objectives of the control system are met. In addition, the design of a control system must reflect the fact that there are resource constraints and the benefit of controls must be relative to their costs. Because of the inherent limitations in all control systems, no system of controls can provide absolute assurance that all control issues and instances of fraud, if any, within the Company have been detected. These inherent limitations include the realities that judgments in decision-making can be faulty and that breakdowns can occur because of simple error or mistake. Further, controls can be circumvented by individual acts of some persons, by collusion of two or more persons, or by management override of the controls. The design of any system of controls also is based in part upon certain assumptions about the likelihood of future events, and there can be no assurance that any design will succeed in achieving its stated goals under all potential future conditions. Over time, a control may become inadequate because of changes in conditions or the degree of compliance with policies or procedures may deteriorate. Because of inherent limitations in a cost-effective control system, misstatements due to error or fraud may occur and may not be detected.

We are a holding company that depends on cash flow from our subsidiaries to meet our obligations.

After the share exchange, we became a holding company with no material assets other than the stock of our subsidiaries. Accordingly, all our operations will be conducted by our direct and indirect subsidiaries. We currently expect that the earnings and cash flow of our subsidiaries will primarily be retained and used by us in its operations.

All of GPC’s and Shenzhen ORB’s liabilities survived the share exchange and there may be undisclosed liabilities that could have a negative impact on our financial condition.

Before the share exchange, certain due diligence activities on the Company, GPC and Shenzhen ORB were performed. The due diligence process may not have revealed all liabilities (actual or contingent) of the Company, GPC or Shenzhen ORB that existed or which may arise in the future relating to the Company's activities before the consummation of the share exchange. Any liabilities remaining from the Company's pre-closing activities could harm our financial condition and results of operations.

Because GPC has become public by means of a share exchange, we may not be able to attract the attention of major brokerage firms.

There may be risks associated with GPC’s becoming public through the share exchange. Securities analysts of major brokerage firms may not provide coverage of us since there is no incentive to brokerage firms to recommend the purchase of our securities. No assurance can be given that brokerage firms will, in the future, want to conduct any secondary offerings on our behalf.

New accounting standards could result in changes to our methods of quantifying and recording accounting transactions, and could affect our financial results and financial position.

Changes to generally accepted accounting principles in the United States arise from new and revised standards, interpretations, and other guidance issued by Financial Accounting Standards Board, the SEC, and others. In addition, the U.S. Government may issue new or revised Cost Accounting Standards or Cost Principles. The effects of such changes may include prescribing an accounting method where none had been previously specified, prescribing a single acceptable method of accounting from among several acceptable methods that currently exist, or revoking the acceptability of a current method and replacing it with an entirely different method, among others. Such changes could result in unanticipated effects on our results of operations, financial position, and other financial measures.

Risks Related to Doing Business in China

Recent Chinese regulations relating to the establishment of offshore special purpose companies by Chinese residents and registration requirements for employee stock ownership plans or share option plans may subject our Chinese resident shareholders to personal liability and limit our ability to acquire companies in China or to inject capital into our subsidiaries in China, limit our Chinese subsidiaries' ability to distribute profits to us, or otherwise materially and adversely affect us.

The Chinese State Administration of Foreign Exchange ("SAFE") issued a public notice in October 2005, requiring Chinese residents, including both legal persons and natural persons, to register with the competent local SAFE branch before establishing or controlling any company outside of China established for the purpose of acquiring any assets of or equity interest in companies in China and raising funds from overseas (referred to as an “offshore special purpose company”). In addition, any Chinese resident that is a shareholder of an offshore special purpose company is required to amend his or her SAFE registration with the local SAFE branch in the event of any increase or decrease of capital, transfer of shares, merger, division, equity investment or creation of any security interest over any assets located in China with respect to that offshore special purpose company. To further clarify the implementation of Circular 75, the SAFE issued Circular 124 and Circular 106 on November 24, 2005 and May 29, 2007, respectively. Under Circular 106, PRC subsidiaries of an offshore special purpose company are required to coordinate and supervise the filing of SAFE registrations by the offshore holding company’s shareholders who are Chinese residents in a timely manner. If these shareholders fail to comply, the Chinese subsidiaries are required to report to the local SAFE authorities. If the Chinese subsidiaries of the offshore parent company do not report to the local SAFE authorities, they may be prohibited from distributing their profits and proceeds from any reduction in capital, share transfer or liquidation to their offshore parent company, and the offshore parent company may be restricted in its ability to contribute additional capital into its Chinese subsidiaries. Moreover, failure to comply with the above SAFE registration requirements could result in liabilities under China law for evasion of foreign exchange restrictions. The failure or inability of these Chinese resident beneficial owners to comply with the applicable SAFE registration requirements may subject these beneficial owners or us to the fines, legal sanctions and restrictions described above.

On March 28, 2007, SAFE released detailed registration procedures for employee stock ownership plans or share option plans to be established by overseas listed companies and for individual plan participants. Any failure to comply with the relevant registration procedures may affect the effectiveness of our employee stock ownership plans or share option plans and subject the plan participants, the companies offering the plans or the relevant intermediaries, as the case may be, to penalties under PRC foreign exchange regime. These penalties may subject us to fines and legal sanctions, prevent us from being able to make distributions or pay dividends, as a result of which our business operations and our ability to distribute profits to you could be materially and adversely affected.

In addition, the NDRC promulgated a rule in October 2004, or the NDRC Rule, which requires NDRC approvals for overseas investment projects made by PRC entities. The NDRC Rule also provides that approval procedures for overseas investment projects of PRC individuals must be implemented with reference to this rule. However, there exist extensive uncertainties in terms of interpretation of the NDRC Rule with respect to its application to a PRC individual’s overseas investment, and in practice, we are not aware of any precedents that a PRC individual’s overseas investment has been approved by the NDRC or challenged by the NDRC based on the absence of NDRC approval. Our current beneficial owners who are PRC individuals did not apply for NDRC approval for investment in us. We cannot predict how and to what extent this will affect our business operations or future strategy. For example, the failure of our shareholders who are PRC individuals to comply with the NDRC Rule may subject these persons or our PRC subsidiary to certain liabilities under PRC laws, which could adversely affect our business.

Chinese regulation of loans and direct investment by offshore holding companies to Chinese entities may delay or prevent us from making loans or additional capital contributions to our operating subsidiary, which could materially and adversely affect our liquidity and our ability to fund and expand our business.

We may make loans to Shenzhen ORB, our operating subsidiary, or we may make additional capital contributions to Shenzhen ORB. Any loans to Shenzhen ORB are subject to Chinese regulations. For example, loans by us to Shenzhen ORB to finance its activities cannot exceed statutory limits and must be registered with the SAFE.

We may also decide to finance Shenzhen ORB by means of capital contributions. These capital contributions must be approved by the Ministry of Commerce or its local counterpart. We cannot assure you that we will be able to obtain these government approvals on a timely basis, or if at all, with respect to future capital contributions by us to Shenzhen ORB. If we fail to receive such approvals, our ability to capitalize our Chinese operations may be negatively affected, which could adversely affect our liquidity and our ability to fund and expand our business.

A return to profit repatriation controls may limit the ability to expand business and reduce the attractiveness of investing in Chinese business opportunities.

PRC law allows enterprises owned by foreign investors to remit their profits, dividends and bonuses earned in the PRC to other countries, and the remittance does not require prior approval by SAFE. SAFE regulations required extensive documentation and reporting, some of which was burdensome and slowed payments. If there is a return to payment restrictions and reporting, the ability of a Chinese company to attract investors will be reduced. Also, current investors may not be able to obtain the profits of the business in which they own for other reasons. Relevant PRC law and regulation permit payment of dividends only from retained earnings, if any, determined in accordance with PRC accounting standards and regulations. It is possible that the PRC tax authorities may require changes in the income of the company that may limit its ability to pay dividends and other distributions to shareholders. PRC law requires companies to set aside a portion of net income to fund certain reserves, which amounts are not to distributable as dividends. These rules and possible changes could restrict Shenzhen ORB from repatriating funds to us, and ultimately, the shareholders as dividends.

The economy of China has been experiencing unprecedented growth and this has resulted in some inflation.

If the Chinese government tries to control inflation by traditional means of monetary policy or returns to planned economic techniques, our business will suffer a reduction in sales growth and expansion opportunities. The rapid growth of the Chinese economy has resulted in higher levels of inflation. If the government tries to control inflation, it may have an adverse effect on the business climate and growth of private enterprise in the PRC. An economic slow down will have an adverse effect on our sales and may increase costs. On the other hand, if inflation is allowed to proceed unchecked, Shenzhen ORB’s costs would likely increase, and there can be no assurance that it would be able to increase its prices to an extent that would offset the increase in its expenses.

Fluctuation in the value of the RMB may reduce the value of your investment.

The change in value of the RMB against the U.S. Dollar, Euro and other currencies is affected by, among other things, changes in China’s political and economic conditions. On July 21, 2005, the PRC government changed its decade-old policy of pegging the value of the RMB to the U.S. Dollar. Under the current policy, the RMB is permitted to fluctuate within a narrow and managed band against a basket of certain foreign currencies. This change in policy has resulted in a greater fluctuation range between RMB and the U.S. Dollar. There remains significant international pressure on China to adopt a more flexible and more market-oriented currency policy that allows a greater fluctuation in the exchange rate between the RMB and the U.S. Dollar. Accordingly, we expect that there will be increasing fluctuations in the RMB exchange rate against the U.S. Dollar in the near future. Any significant revaluation of the RMB may have a material adverse effect on the value of, and any dividends paid on, our securities in U.S. Dollar terms.

We are subject to international economic and political risks over which we have little or no control and may be unable to alter our business practice in time to avoid the possibility of reduced revenues.

Our business is conducted in China. Doing business outside the United States, particularly in China, subjects us to various risks, including changing economic and political conditions, major work stoppages, exchange controls, currency fluctuations, armed conflicts and unexpected changes in United States and foreign laws relating to tariffs, trade restrictions, transportation regulations, foreign investments and taxation. We have no control over most of these risks and may be unable to anticipate changes in international economic and political conditions and, therefore, unable to alter our business practice in time to avoid the possibility of reduced revenues.

China's economic policies could affect our business.

Substantially all of our assets are located in China and all of our revenue is derived from our operations in China. Accordingly, our results of operations and prospects are subject, to a significant extent, to the economic, political and legal developments in China.

While China's economy has experienced significant growth in the past twenty years, such growth has been uneven, both geographically and among various sectors of the economy. The Chinese government has implemented various measures to encourage economic growth and guide the allocation of resources. Some of these measures benefit the overall economy of China, but they may also have a negative effect on us. For example, operating results and financial condition may be adversely affected by government control over capital investments or changes in tax regulations. The economy of China has been changing from a planned economy to a more market-oriented economy. In recent years the Chinese government has implemented measures emphasizing the utilization of market forces for economic reform and the reduction of state ownership of productive assets, and the establishment of corporate governance in business enterprises; however, a substantial portion of productive assets in China are still owned by the Chinese government. In addition, the Chinese government continues to play a significant role in regulating industry development by imposing industrial policies. It also exercises significant control over China's economic growth through the allocation of resources, the control of payment of foreign currency-denominated obligations, the setting of monetary policy and the provision of preferential treatment to particular industries or companies.

We may have difficulty establishing adequate management, legal and financial controls in China.

Historically, China has not adopted a Western style of management and financial reporting concepts and practices, as well modern banking, computer and other control systems. We may have difficulty in hiring and retaining a sufficient number of qualified employees to work in China. As a result of these factors, we may experience difficulty in establishing management, legal and financial controls, collecting financial data and preparing financial statements, books of account and corporate records and instituting business practices that meet Western standards.

China could change its policies toward private enterprise or even nationalize or expropriate private enterprises.

Our business is subject to significant political and economic uncertainties and may be affected by political, economic and social developments in China. Over the past several years, the Chinese government has pursued economic reform policies including the encouragement of private economic activity and greater economic decentralization. The Chinese government may not continue to pursue these policies or may significantly alter them to our detriment from time to time with little, if any, prior notice.

Changes in policies, laws and regulations or in their interpretation or the imposition of confiscatory taxation, restrictions on currency conversion, restrictions or prohibitions on dividend payments to shareholders, or devaluations of currency could cause a decline in the price of our securities. Nationalization or expropriation could even result in the total loss of an investment in our securities.

The nature and application of many laws of China create an uncertain environment for business operations and they could have a negative effect on us.

The legal system in China is a civil law system. Unlike the common law system, the civil law system is based on written statutes in which decided legal cases have little value as precedents. In 1979, China began to promulgate a comprehensive system of laws and has since introduced many laws and regulations to provide general guidance on economic and business practices in China and to regulate foreign investment. Progress has been made in the promulgation of laws and regulations dealing with economic matters such as corporate organization and governance, foreign investment, commerce, taxation and trade. The promulgation of new laws, changes of existing laws and the abrogation of local regulations by national laws could cause a decline in the price of our securities. In addition, as these laws, regulations and legal requirements are relatively recent, their interpretation and enforcement involve significant uncertainty.

If certain exemptions within the PRC regarding withholding taxes are removed, Shenzhen ORB may be required to deduct Chinese corporate withholding taxes from any dividends that are paid to us which will reduce the return on investment.

Under current PRC tax laws, regulations and rulings, companies are exempt from paying withholding taxes with respect to dividends paid to shareholders outside the PRC. If the foregoing exemption is eliminated, in the future we may be required to withhold such taxes which will reduce its revenues and the amount of retained earnings that may be distributed to the shareholders.

The PRC legal system has inherent uncertainties that could limit the legal protections available to you.

Most of our assets and all of our operations are in the PRC. The Chinese legal system is based on written statutes. Prior court decisions may be cited for reference but are not binding on subsequent cases and have limited precedential value. Since 1979, the Chinese legislative bodies have promulgated laws and regulations dealing with such economic matters as foreign investment, corporate organization and governance, commerce, taxation and trade. However, because these laws and regulations are relatively new, and because of the limited volume of published decisions and their non-binding nature, the interpretation and enforcement of these laws and regulations involve uncertainties. The laws in the PRC differ from the laws in the United States and may afford less protection to our shareholders. Unlike laws in the United States, the applicable laws of China do not specifically allow shareholders to sue the directors, supervisors, officers or other shareholders on behalf of the company to enforce a claim against these parties that the company has failed to enforce itself. Therefore, any action brought against the Company or its officers and directors or its assets may be very difficult to pursue if not impossible. It is unlikely that any suit in the PRC would be able to be based on theories common in the United States or based on United States securities laws.

It will be extremely difficult to acquire jurisdiction and enforce liabilities against our officers, directors and assets.

We are a Cayman Islands holding company, with subsidiaries domiciled in the British Virgin Islands and China. Our operating subsidiary and substantially all of our assets are located outside the United States. Additionally, all of our executive officers and our Chairman of the board of directors, are Chinese citizens living in China. As a result, it may be difficult, if not impossible, to acquire jurisdiction over either our business and its assets or our executive officers and directors in the event a lawsuit is initiated against us and/or our officers and directors by a shareholder or group of shareholders in the United States. Also, it may be extremely difficult or impossible for you to access our assets to enforce any judgments that may be rendered against us, our directors or executive offices by U.S. courts. Specifically, the courts in China may not permit the enforcement of judgments arising out of U.S. federal and state corporate, securities or similar laws. Accordingly, U.S. investors may not be able to enforce judgments against us for violation of U.S. securities laws.

Risks Related to the Shares

We may need additional capital to execute our business plan and fund operations and may not be able to obtain such capital on acceptable terms or at all.

Capital requirements are difficult to plan in our rapidly changing industry. We expect that we will need additional capital to fund our future growth. Our ability to obtain additional capital on acceptable terms or at all is subject to a variety of uncertainties, including:

•	investors' perceptions of, and demand for, companies in our industry;

•	investors' perceptions of, and demand for, companies operating in the PRC;

•	conditions of the United States and other capital markets in which we may seek to raise funds;

•	our future results of operations, financial condition and cash flows;

•	governmental regulation of foreign investment in companies in particular countries;

•	economic, political and other conditions in the United States, the PRC, and other countries; and

•	governmental policies relating to foreign currency borrowings.

We may be required to pursue sources of additional capital through various means, including joint venture projects and debt or equity financings. There is no assurance that we will be successful in locating a suitable financing transaction in a timely fashion or at all. In addition, there is no assurance that we will be successful in obtaining the capital we require by any other means. Future financings through equity investments are likely to be dilutive to our existing shareholders. Also, the terms of securities we may issue in future capital transactions may be more favorable for our new investors. Newly issued securities may include preferences, superior voting rights, the issuance of warrants or other derivative securities, and the issuances of incentive awards under equity employee incentive plans, which may have additional dilutive effects. Further, we may incur substantial costs in pursuing future capital and/or financing, including investment banking fees, legal fees, accounting fees, printing and distribution expenses and other costs. We may also be required to recognize non-cash expenses in connection with certain securities we may issue, such as convertible notes and warrants, which will adversely impact our financial condition.

If we cannot raise additional funds on favorable terms or at all, we may not be able to carry out all or parts of our strategy to maintain our growth and competitiveness or to fund our operations. If the amount of capital we are able to raise from financing activities, together with our revenues from operations, is not sufficient to satisfy our capital needs, even to the extent that we reduce our operations accordingly, we may be required to cease operations.

The market price of our securities may be volatile, which could cause the value of your investment to decline or could subject us to securities class action litigation.

Many factors could cause the market price of our securities to rise and fall, including the following:

•	variations in our or our competitors’ actual or anticipated operating results;

•	variations in our or our competitors’ growth rates;

•	recruitment or departure of key personnel;

•	changes in the estimates of our operating performance or changes in recommendations by any securities analyst that follows our stock;

•	substantial sales of our securities; or

•	changes in accounting principles.

Market volatility, as well as general economic, market or potential conditions, could reduce the market price of our securities in spite of our operating performance. In the past, following periods of volatility in the market price of a company’s securities, securities class action litigation often has been brought against that company. Due to the potential volatility of our stock price, we therefore may be the target of securities litigation in the future. Securities litigation could result in substantial costs and divert management’s attention and resources from our business.

Shares of our securities lack a trading market.

Since inception none of our securities have been quoted or listed for trading on the Over-The-Counter Bulletin Board maintained by the National Association of Securities Dealers, Inc. (“OTC Bulletin Board”) or on any national stock exchange. As a result, there is currently no liquid trading market for our securities. Although we intend to apply for quotation on the OTC Bulletin Board and anticipate that our ordinary shares will be quoted thereon, there can be no assurance if and when an active trading market in our securities will develop, or if such a market develops, that it will be sustained. In addition, there is a greater chance for market volatility for securities that are quoted on the OTC Bulletin Board as opposed to securities that trade on a national exchange. This volatility may be caused by a variety of factors, including the lack of readily available quotations, the absence of consistent administrative supervision of "bid" and "ask" quotations and generally lower trading volume. As a result, an investor may find it more difficult to dispose of, or to obtain accurate quotations as to the market value of, the securities, or to obtain coverage for significant news events concerning us, and the securities would become substantially less attractive for margin loans, for investment by financial institutions, as consideration in future capital raising transactions or other purposes.

Future sales of shares of our securities by our shareholders could cause our stock price to decline.

We cannot predict the effect, if any, that market sales of shares of our securities or the availability of shares of securities for sale will have on the market price prevailing from time to time. If our shareholders sell substantial amounts of our securities in the public market upon the effectiveness of a registration statement, or upon the expiration of any holding period under Rule 144, such sales could create a circumstance commonly referred to as an "overhang" and in anticipation of which the market price of our securities could fall. The existence of an overhang, whether or not sales have occurred or are occurring, also could make more difficult our ability to raise additional financing through the sale of equity or equity-related securities in the future at a time and price that we deem reasonable or appropriate. The shares of securities issued in the share exchange will be freely tradable upon the earlier of (i) effectiveness of a registration statement covering such shares; and (ii) the date on which such shares may be sold without registration pursuant to Rule 144 under the Securities Act and the sale of such shares could have a negative impact on the price of our securities.

We may issue additional shares of our capital stock or debt securities to raise capital or complete acquisitions, which would reduce the equity interest of our shareholders.

Although we have no commitments as of the date of this offering to issue our securities, we may issue a substantial number of additional shares of our securities, to complete a business combination or to raise capital. The issuance of additional shares of our securities:

•	may significantly reduce the equity interest of our existing shareholders; and

•	may adversely affect prevailing market prices for our securities.

We currently do not intend to pay dividends on our securities and, consequently, your only opportunity to achieve a return on your investment is if the price of our securities appreciates.

We do not expect to pay dividends on shares of our securities in the foreseeable future. In addition, because we are a holding company, our ability to pay cash dividends on shares of our securities may be limited by restrictions on our ability to obtain sufficient funds through dividends from our subsidiaries, which may be restricted by PRC law. Subject to these restrictions, the payment of cash dividends in the future, if any, will be at the discretion of our board of directors and will depend upon such factors as earnings levels, capital requirements, our overall financial condition and any other factors deemed relevant by our board of directors. Consequently, your only opportunity to achieve a return on your investment in the Company will be if the market price of our securities appreciates. For more information, see “—Dividends.”

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

The following discussion and analysis of the results of operations and financial condition of the Company should be read in conjunction with our financial statements and the notes to those financial statements that are included elsewhere in this Form 8-K. This discussion should not be construed to imply that the results discussed herein will necessarily continue into the future or that any conclusion reached herein will necessarily be indicative of actual operating results in the future. Such discussion represents only the best present assessment of our management.

The discussion and analysis of our financial condition and results of operations are based upon our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. We continually evaluate our estimates, including those related to bad debts, inventories, recovery of long-lived assets, income taxes, and the valuation of equity transactions. We base our estimates on historical experience and on various other assumptions that we believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Any future changes to these estimates and assumptions could cause a material change to our reported amounts of revenues, expenses, assets and liabilities. Actual results may differ from these estimates under different assumptions or conditions.

Our discussion includes forward-looking statements based upon current expectations that involve risks and uncertainties, such as our plans, objectives, expectations and intentions. Actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of a number of factors, including those set forth under the sections entitled “Cautionary Notice Regarding Forward-Looking Statements,” “Description of Business” and “Risk Factors” located elsewhere in this Form 8-K. We use words such as “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “believe,” “intend,” “may,” “will,” “should,” “could,” and similar expressions to identify forward-looking statements.

COMPANY OVERVIEW

Action was formed in the Cayman Islands as an exempted company on September 27, 2006. On September 10, 2010, Action entered into and closed the Share Exchange Agreement with GPC, a privately held company formed under the laws of the British Virgin Islands. Pursuant to the Share Exchange Agreement, Action acquired all of the issued and outstanding capital stock of GPC in exchange for 10,129,725 ordinary shares and 98,885.37 preference shares of Action. Prior to our acquisition of GPC, we were in the development stage and had not yet commenced business operations. We had no interest in any property.

GPC is a holding company, owning 100% of the issued and outstanding capital stock of Shenzhen ORB. Shenzhen ORB provides bonding solutions for a wide range of industrial applications including, shipping, construction, and electronics, with a strong presence in the Chinese automotive sector.

The share exchange is being accounted for as a "reverse acquisition," since the GPC shareholders own a majority of the outstanding shares of the Company's capital stock immediately following the transaction. GPC is deemed to be the acquiror in the reverse acquisition. As the Company, the legal acquiror, is a non-operating shell, this "reverse acquisition" is considered to be a capital transaction in substance rather than a business combination. Consequently, the assets and liabilities and the historical operations that will be reflected in the financial statements prior to the share exchange will be those of GPC and will be recorded at the historical cost basis of GPC, and the consolidated financial statements after completion of the share exchange will include the assets and liabilities of the Company and GPC, historical operations of GPC and operations of the Company from the closing date of the share exchange. Except as described in the previous paragraphs, no arrangements or understandings exist among present or former controlling shareholders with respect to the election of members of the Company's board of directors and, to our knowledge, no other arrangements exist that might result in a change of control of the Company. Further, as a result of the issuance of the shares of the Company capital stock pursuant to the share exchange, a change in control of the Company occurred on the date of the consummation of the transaction. The Company will continue to be a "smaller reporting company" following the share exchange.

CRITICAL ACCOUNTING POLICIES

In presenting our financial statements in conformity with accounting principles generally accepted in the United States, we are required to make certain estimates and assumptions that affect the amounts reported therein. Several of the estimates and assumptions we are required to make relate to matters that are inherently uncertain as they pertain to future events. However, events that are outside of our control cannot be predicted and, as such, they cannot be contemplated in evaluating such estimates and assumptions. If there is a significant unfavorable change to current conditions, it will likely result in a material adverse impact to our consolidated results of operations, financial position and liquidity. We believe that the estimates and assumptions we used when preparing our financial statements were the most appropriate at that time.

While our significant accounting policies are more fully described in Note 2 to our financial statements, we believe the following accounting policies are the most critical to aid you in fully understanding and evaluating this management discussion and analysis.

Basis of Presentation

The Company’s financial statements are prepared in accordance with generally accepted accounting principles in the United States of America ("US GAAP”).

Use of Estimates

In preparing the financial statements in conformity with US GAAP, management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the dates of the financial statements, as well as the reported amounts of revenues and expenses during the reporting year. Significant estimates, required by management, include the recoverability of long-lived assets and the valuation of inventories. Actual results could differ from those estimates.

Accounts Receivable

The Company’s policy is to maintain reserves for potential credit losses on accounts receivable. Management reviews the composition of accounts receivable and analyzes historical bad debts, customer concentrations, customer credit worthiness, current economic trends and changes in customer payment patterns to evaluate the adequacy of these reserves. Based on management’s analysis noted above, the bad debt allowance was determined by calculating 0.5% of the accounts receivable amount at the balance sheet date. Based on historical collection activity, we had allowances for bad debt of $5,750 at June 30, 2010.

Inventories

Inventories are valued at a lower cost or net realizable value with cost determined on a weighted average basis. Management compares the cost of inventories with the net realizable value and allowance is made for writing down their inventories to net realizable value, if lower.

Property and Equipment

Property and equipment are stated at cost, net of accumulated depreciation. Expenditures for maintenance and repairs are expensed as incurred and additions, renewals and betterments are capitalized. When property and equipment are retired or otherwise disposed of, the related cost and accumulated depreciation are removed from the respective accounts, and any gain or loss is included in operations. Depreciation of property and equipment is provided using the straight-line method for substantially all assets without salvage value and estimated lives ranging from 5 to 10 years as follows:

Plant and Machinery	10 years
Computer and Office Equipment	5 years

Revenue Recognition

The Company's revenue recognition policies are in compliance with SEC Staff Accounting Bulletin (“SAB”) 104, (codified in ASC Topic 605).  Sales revenue is recognized when a formal arrangement exists, the price is fixed or determinable, the delivery is completed, no other significant obligations of the Company exist and collectability is reasonably assured.  No revenue is recognized if there are significant uncertainties regarding the recovery of the consideration due, or the possible return of goods; generally, sales revenue is recognized when the delivery is completed. Payments received before all of the relevant criteria for revenue recognition are recorded as unearned revenue.

Sales revenue represents the invoiced value of goods, net of value-added taxes (“VAT”). All Company products are sold in the PRC and subject to Chinese VAT of 17% of the gross sales price. This VAT may be offset by VAT paid by the Company on raw materials and other materials included in the cost of producing the finished product. The Company records VAT payable and VAT receivable net of payments in the financial statements. The VAT tax return is filed offsetting the payables against the receivables. Sales and purchases are recorded net of VAT collected and paid as the Company acts as an agent for the PRC government to collect this tax.

Cost of Goods Sold

Cost of goods sold consists primarily of material costs, labor costs, and related overhead which are directly attributable to the manufacture and distribution of products and other indirect costs that benefit all products. The write-down of inventory to the lower of cost or market is also recorded in cost of goods sold.

Research and Development

Research and development costs are related primarily to the Company testing its new materials in development stage. Research and development costs are expensed as incurred.

Foreign Currency Translation and Transactions and Comprehensive Income (Loss)

The accompanying consolidated financial statements are presented in U.S. Dollars. GPC’s functional currency is U.S. Dollars, while Shenzhen ORB’s functional currency is the Renminbi (“RMB”). The functional currencies of the Company’s foreign operations are translated into U.S. Dollars for balance sheet accounts using the current exchange rates in effect as of the balance sheet date and for revenue and expense accounts using the average exchange rate during the fiscal year. The translation adjustments are recorded as a separate component of shareholders’ equity, captioned accumulated other comprehensive income (loss). Gains and losses resulting from transactions denominated in foreign currencies are included in other income (expense) in the consolidated statements of operations. There have been no significant fluctuations in the exchange rate for the conversion of RMB to U.S. Dollars after the balance sheet date.

Segment Reporting

Statement of Financial Accounting Standards (“SFAS”) No. 131, “Disclosures about Segments of an Enterprise and Related Information” (codified in FASB ASC Topic 280), requires the use of the “management approach” model for segment reporting. The management approach model is based on the way a company’s management organizes segments within the company for making operating decisions and assessing performance. Reportable segments are based on products and services, geography, legal structure, management structure, or any other manner in which management disaggregates a company.

SFAS No. 131 has no effect on the Company’s financial statements as substantially all of the Company’s operations are conducted in one industry segment. The Company consists of one reportable business segment. All of the Company’s assets are located in the PRC and all of the Company’s revenue is generated in the PRC.

Recently Adopted Accounting Pronouncements

In January 2010, FASB issued Accounting Standard Update (“ASU”) No. 2010-06, “Fair Value Measurements and Disclosures” (ASC Topic 820), Improving Disclosures about Fair Value Measurements. This update provides amendments to ASC Topic 820 that will provide more robust disclosures about (1) the different classes of assets and liabilities measured at fair value, (2) the valuation techniques and inputs used, (3) the activity in Level 3 fair value measurements, and (4) the transfers between Levels 1, 2, and 3. This standard is effective for interim and annual reporting periods beginning after December 15, 2009, except for the disclosures about purchases, sales, issuances, and settlements in the roll forward of activity in Level 3 fair value measurements. Those disclosures are effective for fiscal years beginning after December 15, 2010, and for interim periods within those fiscal years. The adoption of this standard did not have a material impact to the Company’s financial position or results of operations.

In January 2010, the FASB issued ASU No. 2010-05, “Compensation – Stock Compensation” (ASC Topic 718), Escrowed Share Arrangements and the Presumption of Compensation. This update codifies Emerging Issues Task Force D-110. This standard is not currently applicable to the Company.

In January 2010, the FASB issued ASU N0. 2010-01, “Equity” (ASC Topic 505), Accounting for Distributions to Shareholders with Components of Stock and Cash. The update clarifies that the stock portion of a distribution to shareholders that allows them to elect to receive cash or stock with a potential limitation on the total amount of cash that all shareholders can elect to receive in the aggregate is considered a share issuance that is reflected prospectively in earnings per share and is not considered a stock dividend for purposes of ASC Topic 505, “Equity” and ASC Topic 260, “Earnings Per Share”. This standard is effective for interim and annual periods ending on or after December 15, 2009, and should be applied on a retrospective basis. This standard is not currently applicable to the Company.

Recently Issued Accounting Pronouncements Not Yet Adopted

In October 2009, FASB issued ASU No. 2009-13 on ASC 605, Revenue Recognition – Multiple Deliverable Revenue Arrangement – a Consensus of the FASB Emerging Issues Task Force. ASU No. 2009-13 amended guidance related to multiple-element arrangements which requires an entity to allocate arrangement consideration at the inception of an arrangement to all of its deliverables based on their relative selling prices. The consensus eliminates the use of the residual method of allocation and requires the relative-selling-price method in all circumstances. All entities must adopt the guidance no later than the beginning of their first fiscal year beginning on or after June 15, 2010. Entities may elect to adopt the guidance through either prospective application for revenue arrangements entered into, or materially modified, after the effective date or through retrospective application to all revenue arrangements for all periods presented. The Company does not have multiple element arrangements.  Therefore ASU No. 2009-13 is not currently applicable to the Company.

In October 2009, FASB issued ASU No. 2009-14 on ASC 985, Certain Revenue Arrangements That Include Software Elements. ASU No. 2009-14 amended guidance that is expected to significantly affect how entities account for revenue arrangements that contain both hardware and software elements. As a result, many tangible products that rely on software will be accounted for under the revised multiple-element arrangements revenue recognition guidance, rather than the software revenue recognition guidance. The revised guidance must be adopted by all entities no later than fiscal years beginning on or after June 15, 2010. An entity must select the same transition method and same period for the adoption of both this guidance and the revisions to the multiple-element arrangements guidance noted above. The Company does not have revenue arrangements that include software element.  Therefore, AUS 2009-14 is not applicable to the Company.

In April 2010, FASB issued ASU No. 2010-13, Compensation – Stock Compensation (ASC Topic 718), Effect of Denominating the Exercise Price of a Share-Based Payment Award in the Currency of the Market in Which the Underlying Equity Security Trades. ASU No. 2010-13 provides amendments to ASC Topic 718 to clarify that an employee share-based payment award with an exercise price denominated in the currency  of a market in which a substantial portion of the entity’s equity securities trades should not be considered to contain a condition that is not a market, performance, or service condition. Therefore, an entity would not classify such an award as a liability if it otherwise qualifies as equity. The amendments in ASU No. 2010-13 are effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2010. The amendments in ASU No. 2010-13 should be applied by recording a cumulative-effect adjustment to the opening balance of retained earnings. The cumulative-effect adjustment should be calculated for all awards outstanding as of the beginning of the fiscal year in which the amendments are initially applied, as if the amendments had been applied consistently since the inception of the award. The cumulative-effect adjustment should be presented separately. Earlier application is permitted. This standard is not currently applicable to the Company.

Three Months Ended June 30, 2010 Compared to the Three Months Ended June 30, 2009

The following table presents the consolidated results of operations of the Company for the three months ended June 30, 2010 as compared to the results of operations for the three months ended June 30, 2009.

	For the three months ended June 30, 2010		For the three months ended June 30, 2009
	$	% of Sales	$	% of Sales
Net Revenue	1,438,959		1,528,733
Cost of Goods Sold	764,336	53%	808,361	53%
Gross Profit	674,623	47%	720,372	47%
Operating Expenses	155,200	11%	149,164	10%
Income from Operations	519,423	36%	571,208	37%
Other Income (Expenses), net	1,422	0%	(1,145)	0%
Income tax expense	114,585	8%	114,012	7%
Net Income	406,260	28%	456,051	30%

NET REVENUE

Net revenue for the three months ended June 30, 2010 was $1,438,959, as compared to net revenue of $1,528,733 for the comparative period of 2009, a decrease of $89,774, or approximately 6%. Our sales are seasonal. April to June of each year is our low season, and September to December of each year is our high season.  Sales volume of our major product – adhesive sealant decreased $113,000 or 9% compared to the same period of 2009 due to decreased demand as a result of low season.  This was in spite of an increase in the average sales price of sealant of approximately 3% in second quarter of 2010 compared to 2009 which resulted in a $29,000 increase in sales.  We anticipate future revenue growth as the Chinese economy and the auto industry recovers through the PRC’s economic stimulus programs.

COST OF GOODS SOLD

Cost of goods sold includes material costs, labor costs, and related overhead, which are directly attributable to the manufacture and distribution periods of our products. For the three months ended June 30, 2010, cost of goods sold amounted to $1.4 million, or approximately 53% of net sales, a decrease of $44,025, or approximately 5%, as compared to the same period of 2009.  The decrease in the total cost of goods sold was directly related to the slight decrease in production and sales in the second quarter of 2010. The decreased production volume of our sealants and primer resulted in a $79,600 decrease in cost of goods sold, offset by a $30,300 increase in cost associated with the increased purchase price of raw materials for sealant and primer.  Cost of goods sold as a percentage of sales was approximately 53% in each of the three month periods ended June 30, 2010 and 2009. The stable cost of goods sold as a percentage of sales in 2010 was due to efficient controls on labor arrangements in spite of the increased purchase price of raw materials.  We believe that our cost of goods sold will remain relatively stable as we continue to improve our operating efficiencies.

GROSS PROFIT

Gross profit for the three months ended June 30, 2010 was $674,623, a decrease of $45,749, or approximately 6%, as compared to the same period of 2009. Our gross profit margin was 47% for each of the three months ended June 30, 2010 and 2009. The decrease in our gross profits was mainly due to the decrease in our revenues as describe above, while the stable gross profit margin was primarily due to the efficient control of production costs despite an increase in the purchase price of raw materials.

OPERATING EXPENSES

Operating expenses consisted of selling, general and administrative expenses, and research and development expenses, totaling $155,200 for the three months ended June 30, 2010, compared to $149,164 for the comparative period of 2009, an increase of $6,036, or 4%. The increase in operating expenses was primarily due to increased rental and administrative expense related to a recent expansion of our headquarters, and our ongoing investment in new product research and development.

NET INCOME

For the three months ended June 30, 2010, net income was $406,260 as compared to $456,051 for the same period of 2009, a decrease of $49,791, or approximately 11%. This decrease in net income was attributable to our decreased sales and increased operating expenses. Our management believes that net income will continue to increase as we continue to increase our sales, offer better quality products and control our manufacturing costs.

Six Months Ended June 30, 2010 Compared to the Six Months Ended June 30, 2009

The following table sets forth the results of our operations for the periods indicated as a percentage of net sales:

	For the six months ended June 30, 2010		For the six months ended June 30, 2009
	$	% of Sales	$	% of Sales
Net Revenue	2,362,028		1,913,073
Cost of Goods Sold	1,322,124	56%	1,028,089	54%
Gross Profit	1,039,904	44%	884,984	46%
Operating Expenses	302,220	13%	223,048	11%
Income from Operations	737,684	31%	661,936	35%
Other Income (Expenses), net	1,663	0%	(2,764)	0%
Income tax expense	158,177	6%	131,834	7%
Net Income	581,170	25%	527,338	28%

NET REVENUE

Net revenue for the six months ended June 30, 2010 was $2,362,028, as compared to net revenue of $1,913,073 for the comparative period of 2009, an increase of $448,955, or approximately 23%. This growth in revenue was attributed primarily to the overall recovery of the Chinese economy, as well as the recovery of the auto industry through the PRC’s effective economic stimulus programs. In addition, Shenzhen ORB strengthened its sales force. Our main product is sealant for which sales increased $401,000, or 23%, as compared to the same period of 2009. This increase was primarily due to the increased demand of approximately 21% from customers in the auto industry, which caused sales to increase $262,000; and an increase in the average sales price of sealant of about 0.6%, which caused sales to increase $139,000. For the primer product line, sales increased $47,000 due to the increased demand for our products. The Company currently anticipates continued growth as a result of the recovery of the auto industry and other relevant industries.

COST OF GOODS SOLD

Cost of goods sold includes material costs, labor costs, and related overhead, which are directly attributable to the manufacture and distribution of our products. For the six months ended June 30, 2010, cost of goods sold amounted to $1.3 million, or approximately 56% of net sales, an increase of $294,035, or approximately 29% of net sales, as compared to the same period of 2009.  The increase in the total cost of goods sold was directly related to the growth in production and sales in 2010.  Cost of goods sold as a percentage of sales was approximately 56% for the six months ended June 30, 2010 and 54% for the same period of 2009.  The slight increase in the cost of goods sold as a percentage of sales in 2010 was due to an increase in the purchase price for raw materials of primer, which caused our cost of goods sold to increase by $68,000, and an increase in sales volume of sealant and primer, which caused our cost of goods sold to increase by $223,000 We believe that our cost of goods sold will remain relatively stable as we continue to improve our operating efficiencies.

GROSS PROFIT

Gross profit for the six months ended June 30, 2010 was $1.04 million, an increase of $154,920, or approximately 18%, as compared to the same period of 2009. Our gross profit margin was 44% for the six months ended June 30, 2010 and 46% for the comparative period of 2009. The increase in our gross profits was mainly due to the increase in our revenues period to period, while the slight decrease in our gross profit margin was primarily due to the increase in production costs.

OPERATING EXPENSES

Operating expenses consisted of selling, general and administrative expenses, and research and development expenses, totaling $302,220 for the six months ended June 30, 2010, compared to $223,048 for the comparative period of 2009, an increase of $79,172, or 35%. The increase in operating expenses was primarily due to increased selling expenses as a result of increased sales and production activities, increased rental and administrative expense related to a recent expansion of our headquarters’ office, and our ongoing investment in new product research and development.

NET INCOME

For the six months ended June 30, 2010, net income was $581,170 as compared to $527,338 for the same period of 2009, an increase of $53,832, or approximately 10%. This increase in net income was attributable to economies of scale combined with growth in revenue and efficiency of operations. Our management believes that net income will continue to increase as we continue to increase our sales, offer better quality products and control our manufacturing costs.

Year Ended December 31, 2009 compared to the Year Ended December 31, 2008

The following table presents the consolidated results of operations of the Company for the year ended December 31, 2009 as compared to the results of operations for the year ended December 31, 2008.

	For the year ended December 31, 2009		For the year ended December 31, 2008
	$	% of Sales	$	% of Sales
Net Revenue	4,306,946		2,686,576
Cost of Goods Sold	2,287,228	53%	1,507,773	56%
Gross Profit	2,019,718	47%	1,178,803	44%
Operating Expenses	507,845	12%	445,318	17%
Income from Operations	1,511,873	35%	733,485	27%
Other Income (Expenses), net	(1,123)	0%	(3,896)	0%
Income tax expense	306,626	7%	135,991	5%
Net Income	1,204,124	28%	593,598	22%

NET REVENUE

Net revenue for the year ended December 31, 2009 was $4.31 million, as compared to net revenue of $2.69 million for the comparative period of 2008, an increase of $1.62 million, or approximately 60%. This growth in revenue was attributed primarily to the recovery of the overall Chinese economy, as well as the Chinese auto industry, as a result of the PRC government’s economic stimulation programs. In addition, the Company strengthened its sales force. Our main product is sealant, which experienced an increase in sales of approximately 58%, or $1.46 million, as compared to the prior year. Sales of primer and cleaner also increased 65% or $136,000, despite a decrease in the average selling price of sealant products of 0.9%, compared to the same period of 2008, resulting in a $21,900 decrease in sales. The increase in sales was primarily due to increased demand from customers in the auto industry. The Company expects to experience continued sales growth as a result of the recovery of the auto industry and other relevant industries.

COST OF GOODS SOLD

Cost of goods sold includes material costs, labor costs, and related overhead, which are directly attributable to the manufacture and distribution of our products. For the year ended December 31, 2009, cost of revenues amounted to $2.29, or approximately 53% of net sales, an increase of $779,455, or approximately 52% of net sales as compared to the year ended 2008.  The increase in the total cost of goods sold was due to increases in production and sales as a result of increased customer demand for our products. Cost of goods sold as a percentage of sales was approximately 53% for the year ended December 31, 2000 and 56% for the same period of 2008.  The decrease in the cost of goods sold as a percentage of sales was attributable to effective cost control for the purchase of raw materials and reductions in overhead costs by our management.  The average purchase price of raw material for our major product sealant decreased 4.2% in year 2009 compared to 2008, which caused a $78,000 decrease in the cost of goods sold. However, this decrease was offset by an increase in volume of sales of sealant, causing an increase in the cost of goods sold of $827,000. The purchase price of raw material for primer decreased 55% in year 2009, causing a $127,000 decrease in cost of goods sold, offset by an increase of $120,000 to the cost of goods sold as a result of increased sales volume. In addition, we entered into long term purchase contracts with a number of our suppliers in an effort to ensure a steady supply of raw materials at reasonable prices.  We believe that our cost of goods sold will remain relatively stable as we continue to improve our operating efficiencies.

GROSS PROFIT

Gross profit for the year ended December 31, 2009 was $2.02 million, an increase of $840,915, or approximately 71%, as compared to the year ended 2008. Our gross profit margin was 47% for the year 2009, and 44% for the comparative period of 2008. The increase in our gross profits was mainly due to the increase in our revenues period to period and the increase in our gross profit margin was primarily related to the decrease in the cost of goods sold.

OPERATING EXPENSES

Operating expenses consisted of selling, general and administrative expenses, and research and development expenses, totaling $507,845 for the year ended December 31, 2009, compared to $445,318 for the comparative period of 2008, an increase of $62,527, or 14%. The increase in operating expenses was primarily due to our continued expansion of our sales network in both the domestic and international markets, which result in increased employee salary expenses, marketing expenses and delivery costs.

NET INCOME

For the year ended December 31, 2009, net income was $1.20 million as compared to $593,598 for the year ended 2008, an increase of $610,526, or approximately 103%. This increase in net income was attributable to economies of scale combined with growth in revenue and the increased efficiency of our operations. Our management believes that net income will continue to increase as we continue to increase our sales, offer better quality products and control our manufacturing costs.

LIQUIDITY AND CAPITAL RESOURCES

As of June 30, 2010, the Company had cash and cash equivalents of $215,746, other current assets of $3.34 million, and current liabilities of $781,869. Working capital was $2.77 million at June 30, 2010. The ratio of current assets to current liabilities was 4.55-to-1 as of June 30, 2010.

The following is a summary of cash provided by or used in each of the indicated types of activities during the six months ended June 30, 2010 and 2009, respectively:

	2010	2009
Cash provided by (used in):
Operating Activities	$(64,519)	$344,987
Investing Activities	(953)	-
Financing Activities	(19,718)	(145,656)

Net cash flow used by operating activities was $64,519 in the six months ended June 30, 2010, as compared to net cash flow provided by operating activities of $344,987 in the same period of 2009. The increase in net cash flow used by operating activities during the six months ended June 30, 2010 was mainly due to increases in accounts receivable resulted from increased sales, increased payment for accounts payable due to increased purchase as a result of increased production, and increase in prepayments made for raw materials at current lower price due to an expected price increase of primer, but the increased cash outflow was partially offset by decreased inventory on hand resulting from our efficient inventory control and production arrangement.

Net cash flow used by investing activities was $953 in the six months ended June 30, 2010. The cash used in investing activities was for the purchase of fixed assets.
Net cash flow used in financing activities was $19,718 in the six months ended June 30, 2010 as compared to net cash used in financing activities of $145,656 in the same period of 2009. The cash flow used in financing activities was primarily due to an advance for taxes due by Mr. Ma’s spouse in connection with a transfer of Shenzhen ORB’s stock.  At June 30, 2010, the amount due to the related party is $19,718. The advance was subsequently paid in full on August 27, 2010.

We believe we have sufficient cash to continue our current business through June 30, 2011 due to expected increased sales revenue and net income from operations. We intend to continue the expansion of our current operations by continuing acquisition of other adhesive sealant manufacturers. We expect to finance such expansion through bank loans, the issuance of debt or equity securities, or a combination thereof. Failure to obtain such financing could have a material adverse effect on our business expansion.

As of December 31, 2009, the Company had cash and equivalents of $299,719, other current assets of $2,468,612, and current liabilities of $616,239. Working capital was $2,152,092 at December 31, 2009. The ratio of current assets to current liabilities was 4.49-to-1 as of December 31, 2009.

The following is a summary of cash provided by or used in each of the indicated types of activities during the years ended December 31, 2009 and 2008, respectively:

	2009	2008
Cash provided by (used in):
Operating Activities	$473,007	$124,527
Investing Activities	7,621	-
Financing Activities	(224,671)	(217,416)

Net cash flow provided by operating activities was $473,007 in 2009, as compared to net cash flow provided by operating activities of $124,527 in 2008. The increase in net cash flow provided by operating activities during 2009 was mainly due to the significant increase in net income and quick collection of other receivables.  The increased cash provided by operating activities was partially offset by the increased accounts receivable due to the rapid growth on sales.

Net cash flow provided by investing activities was $7,621 in 2009. The cash used in investing activities was for purchase of fixed assets.

Net cash flow used in financing activities was $224,671 in 2009 as compared to net cash used in financing activities of $217,416 in 2008. The cash flow used in financing activities is primarily due to repayment to related parties for short term loan. At December 31, 2009, the amount due to related party was $0.

Our standard payment term is 60 days. Despite some of our customers delay their payment for almost 30 days which are allowed and normal practice as most of our customers are prestige customers and have good credit history with the Company.

For the six months ended June 30, 2010, we had accounts receivable turnover of 3.91 on an estimated annualized basis, with days sales outstanding of 93 and inventory turnover of 5.70 on an estimated annualized basis. For the six months ended June 30, 2009, we had accounts receivable turnover of 4.44 on an estimated annualized basis, with days sales outstanding of 82 and inventory turnover of 5.37 on an estimated annualized basis. The slightly lower accounts receivable turnover and high days outstanding is due to the increased accounts receivables balance at June 30, 2010 resulting from increased sales for the six months ended June 30, 2010 and expected continuous increase in sales for the next half year of 2010. The higher inventory turnover for 2010 compared to 2009 was due to our effort on inventory control for keeping the lower inventory in stock.

For the year ended December 31, 2009, we had accounts receivable turnover of 4.42, with days sales outstanding of 83 and inventory turnover of 5.48. For the year ended December 31, 2008, we had accounts receivable turnover of 3.32, with days sales outstanding of 110 and inventory turnover of 8.49.  The higher accounts receivable turnover for 2009 is due to increased sales with improved collection on accounts receivables. The lower inventory turnover for 2009 compared to 2008 was due to increased inventory in stock.

We believe we have sufficient cash to continue our current business through June 30, 2011 due to expected increased sales revenue and net income from operations. We intend to continue the expansion of our current operations through organic growth and strategic acquisitions. We expect to finance such expansion through bank loans, the issuance of debt or equity securities, or a combination thereof. Failure to obtain such financing could have a material adverse effect on our business expansion.

OFF-BALANCE SHEET ARRANGEMENTS

There are no off-balance sheet arrangements between us and any other entity that have, or are reasonably likely to have, a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to shareholders.

We have not entered into any other financial guarantees or other commitments to guarantee the payment obligations of any third parties. We have not entered into any derivative contracts that are indexed to our shares and classified as shareholder’s equity or that are not reflected in our consolidated financial statements. Furthermore, we do not have any retained or contingent interest in assets transferred to an unconsolidated entity that serves as credit, liquidity or market risk support to such entity. We do not have any variable interest in any unconsolidated entity that provides financing, liquidity, market risk or credit support to us or engages in leasing, hedging or research and development services with us.

DESCRIPTION OF SECURITIES

We currently have 39,062,500 ordinary shares, $0.000128 par value, and 781,250 preference shares, $0.000128 par value, authorized for issuance. Immediately prior to the transaction, 4,522,197 ordinary shares and no preference shares were issued and outstanding. In connection with the closing of the share exchange, 10,129,725 ordinary shares and 98,885.37 preference shares were issued to former GPC shareholders. As a result, as of the date hereof we have 14,651,922 ordinary shares and 98,885.37 preference shares issued and outstanding. We currently anticipate seeking shareholder approval of an increase in our authorized ordinary shares from 39,062,500 shares to 100 million shares. Upon consummation of this proposed increase the 98,885.37 preference shares currently outstanding shall be automatically converted into 9,888,537 ordinary shares and we shall have 24,540,459 ordinary shares and no preference shares issued and outstanding.

Ordinary Shares . As of the date hereof, 14,651,922 ordinary shares are issued and outstanding and an additional 9,888,537 are issuable upon conversion of 98,885.37 issued outstanding preference shares. Subject to preferences that may apply to shares of preference stock outstanding at any given time, the holders of outstanding ordinary shares are entitled to receive dividends out of assets legally available therefore at times and in amounts as our board of directors may determine. Each shareholder is entitled to one vote for each ordinary share held on all matters submitted to a vote of the shareholders. Cumulative voting is not provided for in our Memorandum and Articles of Association, as currently in effect, which means that the majority of the shares voted can elect all of the directors then standing for election. Ordinary shares are not entitled to preemptive rights and is not subject to conversion or redemption. Upon the occurrence of a liquidation, dissolution or winding-up, the holders of ordinary shares are entitled to share ratably in all assets remaining after payment of liabilities and satisfaction of preferential rights of any outstanding preferred stock. There are no sinking fund provisions applicable to the ordinary shares.

Preference Shares . As of the date hereof, 98,885.37 preference shares are issued and outstanding. Each share of these preference shares have identical rights as ordinary shares except that each preference share is convertible to 100 ordinary shares. With respect to the remaining 682,364.63 unissued preference shares, the board of directors is empowered to designate and issue from time to time one or more classes or series of preference shares and to fix and determine the relative rights, preferences, designations, qualifications, privileges, options, conversion rights, limitations and other special or relative rights of each such class or series so authorized. Such action could adversely affect the voting power and other rights of the our existing shareholders or could have the effect of discouraging or making difficult any attempt by a person or group to obtain control of the Company.

MARKET FOR COMMON EQUITY AND RELATED SHAREHOLDER MATTERS

Since inception none of our securities have been quoted or listed for trading on the Over-The-Counter Bulletin Board maintained by the National Association of Securities Dealers, Inc. (“OTC Bulletin Board”) or on any stock exchange. We expect to apply for quotation on the OTC Bulletin Board and anticipate that our ordinary shares will be quoted thereon, but there is currently no liquid trading market for our securities.  Currently, we have 98,885.37 preference shares outstanding that are convertible into 9,888,537 ordinary shares upon completion of a one-for-three share consolidation.  There are no other outstanding securities, options or warrants that are convertible into shares of our ordinary stock.  Additionally, as of the date hereof, none of our outstanding securities are eligible for resale pursuant to Rule 144 under the Securities Act and we are under no contractual obligation, nor have we agreed, to file a resale registration statement under the Securities Act with respect to any of our outstanding securities.

Holders

As of the date of September 17, 2010, we had 14,651,922 ordinary shares outstanding held by 461 shareholders and 98, 885.37 preference shares outstanding held by one shareholder.

Dividend Policy

There are no restrictions in our Memorandum and Articles of Association that prevent us from declaring dividends. However, since inception we have not paid any cash dividends nor do we currently anticipate paying any cash dividends on our securities in the foreseeable future. Although we intend to retain our earnings, if any, to finance the development and growth of our business, our board of directors will have the discretion to declare and pay cash dividends in the future. Payment of dividends in the future will depend upon our earnings, capital requirements, and other factors, which our board of directors may deem relevant.

Substantially all of our revenues are generated by Shenzhen ORB, the Company’s PRC subsidiary. PRC regulations restrict the ability of Shenzhen ORB to make dividends and other payments to its offshore parent company. PRC law permits payments of dividends by Shenzhen ORB only out of its accumulated after-tax profits, if any, determined in accordance with PRC accounting standards and regulations. Shenzhen ORB is also required under PRC laws and regulations to allocate at least 10% of its annual after-tax profits determined in accordance with PRC law to a statutory general reserve fund until the amounts in the fund reaches 50% of our registered capital. Allocations to these statutory reserve funds can only be used for specific purposes and are not transferable to us in the form of loans, advances, or cash dividends. Any limitations on the ability of Shenzhen ORB to transfer funds to the Company could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our business, pay dividends, and otherwise fund and conduct our business.

Equity Compensation Plan Information

As of the date hereof, we do not have any compensation plans under which its equity securities are authorized for issuance.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On September 27, 2006, we issued an aggregate of 859,375 ordinary shares to the entities set forth below for $110 in cash, at a purchase price of $0.000128 per share. The relationship between these shareholders and embers of the management and board of directors of the Company are as follows:

Name and Address of Shareholder	Number of Ordinary Shares Held	Relationship to Us

Nautilus Global Partners, LLC 700 Gemini, Suite 100 Houston, TX 77058	781,250	Joseph Rozelle, President of Nautilus Global Partners, LLC, served as our President until consummation of the share exchange. He currently remains a director of the Company.

Mid-Ocean Consulting Limited Bayside House Bayside Executive Park West Bay Street & Blake Road Nassau, Bahamas	78,125	David Richardson, President and CEO of Mid-Ocean Consulting Limited, served as one of our directors until August 31, 2010.

On July 13, 2010, Shenzhen ORB entered into an agreement with Maxim Group, LLC (“Maxim), a FINRA registered broker dealer, to provide general financial advisory and investment banking services to Shenzhen ORB and its affiliates and subsidiaries, including assisting Shenzhen ORB in identifying a shell company for a reverse merger acquisition and consummating such agreement. Under the Agreement, Maxim was entitled to receive a non-refundable monthly fee of $3,500 prior to the consummation of a transaction with a shell company and is entitled to receive a monthly fee of $7,500 for a period of no less than 6 months.  In addition, if at any time during the term of the agreement or within twelve (12) months from the effective date of the termination of the agreement, the Company proposes to effect a public offering of its securities on a US exchange, private placement of securities or other financing, the Company shall offer to retain Maxim as lead book running manager of such offering, or as its exclusive agent in connection with such financing or other matter, upon such terms as the parties may mutually agree.  The agreement contains standard representations and warranties and indemnification provisions for an agreement of this type.,

Effective as of August 31, 2010, we issued 3,523,922 ordinary shares to Skyline for an aggregate purchase price of $25,000. Skyline is affiliated with, and under common control of, Maxim. In connection with the consummation of this transaction Mr. Brenza, Managing Director of each of Maxim and Skyline, was appointed Chief Executive Officer of Action.

On September 1, 2010, Nautilus Global Partners, LLC entered into a Consulting Agreement with Action. Under the terms of the agreement, Action paid $25,000 for services provided in connection with the share exchange.  The Consuting Agreement is terminable at will and contains standard confidentiality and indemnification provisions.

On January 15, 2010, Mr. Ma entered into an exclusive Patent License Agreement with Shenzhen ORB regarding Patent No. ZL98119666.7. Under the terms of the agreement, Shenzhen ORB was granted an exclusive license to use the patent granted to Mr. Ma for its polyurethane adhesive sealant technology. Shenzhen ORB is not required to pay licensing fees, but is required to pay all taxes due on the license and reimburse Mr. Ma for any costs he incurs in maintaining the patent, currently estimated to be 6,000RMB (approximately $900) per year. The patent is currently due to expire on November 21, 2021.

Our board of directors does not currently have any policies or procedures that it follows in connection with transactions it undertakes with related parties but intends to adopt such policies and procedures as are necessary and appropriate for a US publicly-traded entity quoted on the OTC Bulletin Board or listed on a national securities exchange.

Transactions with Related Persons, , Promoters and Certain Control Persons

We are not currently a party to any transactions required to be disclosed pursuant to Item 404 of Regulation S-K, including any transaction or series of transactions between us and any officer, director or affiliates of the Company that has an aggregate value in excess of $120,000.  However, in 2007, Mr. Ma made certain purchases and payments on fixed assets on behalf of Shenzhen ORB in the amount of $224,553.  This amount was repaid in full in 2009.

LEGAL PROCEEDINGS

Currently there are no legal proceedings pending or threatened against us. However, from time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business. Litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Prior to the consummation of the Share Exchange Agreement, our board of directors consisted of two members, Messrs. David Richardson and Joseph Rozelle, who were elected to serve until their successors are duly elected and qualified. In connection with the acquisition by Skyline of approximately 3.5 million ordinary shares on August 31, 2010, and the consummation of the transactions contemplated by the Share Exchange Agreement, Mr. Richardson resigned from the board of directors effective August 31, 2010, and Mr. Rozelle submitted his resignation, such resignation to be automatically effective as of the 10th day following the date we mail an information statement to our shareholders that complies with Rule 14f-1 promulgated under the Exchange Act. Mr. Rozelle also served as our President and Chief Financial Officer from inception until August 31, 2010 when he resigned from those positions. Mr. Karl Brenza was appointed Chief Executive Officer of the Company effective as of August 31, 2010 and, in connection with the consummation of the transactions contemplated by the Share Exchange Agreement, tendered his resignation effective as of September 10, 2010.

In connection with the closing of the Share Exchange Agreement, Mr. Ma has been appointed to serve as our Chairman, President and a Director of the Company, and Mr. Guangning Xu has been appointed Vice Chief Financial Officer and Secretary of the Company, in each case effective immediately. Additionally, Mr. Morgan Simpson has been appointed to serve as an Independent Director, effective as of the 10 th day following the date we mail an information statement to our shareholders that complies with Rule 14f-1 promulgated under the Exchange Act.

Directors and Executive Officers

The names of our current executive officers and directors, as well as certain information about them, are set forth below

NAME	AGE	POSITION WITH ACTION

Marco Ma	44	Chairman, Chief Executive Officer, President and Director

Guangning Xu	35	Vice Chief Financial Officer and Secretary

Joseph Rozelle *	36	Director

Morgan Simpson * *	59	Independent Director

*
Mr. Rozelle has previously submitted his resignation as a director, such resignation to be effective as of the 10th day following the date we mail an information statement to our shareholders that complies with Rule 14f-1 promulgated under the Exchange Act

**
Mr. Simpson’s appointment to the board of directors will be effective as of the 10th day following the date we mail an information statement to our shareholders that complies with Rule 14f-1 promulgated under the Exchange Act

Mr. Ma founded Shenzhen ORB in 2005, and since then, has acted as its Chief Executive Officer. In 1997, Mr. Ma founded Changchun ORB Fine Chemistry Co., Ltd., where he directed the development and promoted the application of polyurethane adhesive sealant for car windshields. Prior to 1997, Mr. Ma was involved in hotel management and held various executive leadership positions with several hotels. Mr. Ma holds a master’s of management and bachelor of economics degree from Sun Yat-Sen University.

Mr. Ma’s qualifications to serve on our Board of Directors include his operating and leadership experience as founder and chief executive officer of our operating subsidiary.  In that capacity he has gained significant insight into the auto parts industry in China, has successfully negotiated business transactions with auto industry leaders and has significantly grown our business.  He has extensive knowledge of the political landscape in China and significant expertise in business development and mergers and acquisitions that are beneficial to our Board of Directors as we continue to develop and expand.

Mr. Xu has been the Chief Financial Officer of Shenzhen ORB since 2009. From 2004 to 2008, he served as the Senior Manager of the Auditing Department of Guangdong Da-hua De-lu Accounting Firm. Mr. Xu is a certified public accountant in China and received his bachelor of arts in accounting from the Hunan College of Finance and Economics.

Mr. Rozelle has been one of our directors since inception and he served as our President and Chief Financial Officer from September 2006 until August 31, 2010.  Mr. Rozelle is currently the President of Nautilus Global Partners.  Prior to joining Nautilus in 2006, Mr. Rozelle was a consultant with Accretive Solutions, providing Sarbanes-Oxley compliance consulting and other accounting related consulting services.   Mr. Rozelle holds a Bachelors of Business Administration degree from the University of Houston and a Masters of Business Administration degree from the Jesse H. Jones School of Management at Rice University. Mr. Rozelle is also the sole director and sole executive officer of VPGI, Inc., a public corporation.

Mr. Simpson is the founder and Chief Executive Officer of Radnor Research & Trading Company, LLC, an institutional broker/dealer, since 2003. He graduated with honors from the Cox School of Business at Southern Methodist University and immediately began his career on the trading desk of W. H. Newbolds. In 1977 he became a member of the Philadelphia Stock Exchange as an options specialist and trader and currently is a member of the New York Stock Exchange and other principal exchanges. He has served as a member of the Philadelphia Board of Trade, held a Foreign Currency Participation and was appointed a vice president overseeing foreign currency options. His registrations include the Series 4, 7, 9, 10, 12, 24, 55, 63, 65 & single stock futures.

Mr. Simpson’s qualifications to serve on our Board of Directors include his operating and management experience as chief executive officer of Radnor Research & Trading, an institutional broker/dealer  with extensive experience assessing public companies, including those located and operating in China.  Further, Mr. Simpson’s 30+ years of experience as an analyst, researcher, trader and executive bring to our Board of Directors valuable insight as we grow and develop as a public company.  He also provides financial expertise to the Board, including an understanding of financial statements, corporate finance, accounting and capital markets.

Family Relationships

There are no family relationships among our directors or officers.

Involvement in Certain Legal Proceedings

To the best of our knowledge, none of our directors or executive officers has been convicted in a criminal proceeding, excluding traffic violations or similar misdemeanors, or has been a party to any judicial or administrative proceeding during the past ten years that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws, except for matters that were dismissed without sanction or settlement. Except as set forth in our discussion below in “Transactions with Related Persons,” none of our directors, director nominees or executive officers has been involved in any transactions with us or any of our directors, executive officers, affiliates or associates which are required to be disclosed pursuant to the rules and regulations of the SEC.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires directors, executive officers and persons who are the beneficial owners of more than 10% of any class of equity securities that are registered pursuant to Section 12 of the Exchange Act, to file with the SEC initial reports of ownership and reports of changes in ownership of those equity securities. The reporting persons are required by SEC regulations to furnish us with copies of all Section 16(a) reports they file.

Based solely upon a review of the Forms 3, 4 and 5 (and amendments thereto) furnished to us for the fiscal year ended June 30, 2010, we have determined that Messrs. Rozelle and Richardson, our former officers and directors, were delinquent in filings Section 16 reports required to be filed by them during the year and have never filed any Section 16 reports with the SEC. The Company believes that its current officers, directors and 10% shareholders will seek to comply timely with all reporting requirements under Section 16(a) of the Exchange Act.

INDEMNIFICATION OF OFFICERS AND DIRECTORS

Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our articles of association provide for indemnification of our officers and directors for any liability incurred in their capacities as such, except through their own willful negligence or default. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is theretofore unenforceable.

CORPORATE GOVERNANCE

Director Independence

We currently do not have any independent directors. However, our board has determined that, upon his joining the board as herein contemplated, Mr. Simpson shall be deemed an independent director within the meaning of applicable Nasdaq Listing Rules and the rules promulgated by the SEC.

Board Meetings and Annual Meeting

During 2009 fiscal year, our board of directors did not meet. We did not hold an annual meeting in 2009.

Board Committees

We presently do not have an audit committee, compensation committee or nominating committee or committees performing similar functions, as our management believes that until this point it has been premature at the early stage of our management and business development to form an audit, compensation or nominating committee. However, our new management plans to form an audit, compensation and nominating committee in the near future. The audit committee will be primarily responsible for reviewing the services performed by our independent auditors and evaluating our accounting policies and system of internal controls. We intend that the audit committee will be comprised solely of independent directors and will have an audit committee financial expert as required by the rules and regulations of the SEC.  We currently believe that Mr. Simpson is qualified to serve as the audit committee’s financial expert for purposes of the SEC's rules.

The compensation committee will be primarily responsible for reviewing and approving our salary and benefits policies (including stock options) and other compensation of our executive officers. The nominating committee will be primarily responsible for nominating directors and setting policies and procedures for the nomination of directors. The nominating committee will also be responsible for overseeing the creation and implementation of our corporate governance policies and procedures. Until these committees are established, these decisions will continue to be made by our board of directors. Although our board of directors has not yet established any minimum qualifications for director candidates, when considering potential director candidates, our board of directors considers the candidate’s character, judgment, skills and experience in the context of the needs of our Company and our board of directors.

We do not have a charter governing the nominating process. The members of our board of directors, who perform the functions of a nominating committee, are not independent because they are also our officers. There has not been any defined policy or procedure requirements for shareholders to submit recommendations or nominations for directors. Our board of directors does not believe that a defined policy with regard to the consideration of candidates recommended by shareholders is necessary at this time because, given the early stages of our development, a specific nominating policy would be premature and of little assistance until our business operations are at a more advanced level.

Board Leadership Structure

Our board of directors recognizes that the leadership structure and combination or separation of the Chief Executive Officer and Chairman roles is driven by the needs of the Company at any point in time. As a result, no policy exists requiring combination or separation of leadership roles and our governing documents do not mandate a particular structure. This has allowed our board of directors the flexibility to establish the most appropriate structure for the Company at any given time.

Currently, Mr. Ma is serving as the Chairman of our board of directors, Chief Executive Officer, and President. Mr. Ma’s role is to oversee and manage the board of directors and its functions, including setting meeting agendas and running board meetings. In this regard, Mr. Ma and the board of directors in their advisory and oversight roles are particularly focused on assisting senior management in seeking and adopting successful business strategies and risk management policies, and in making successful choices in management succession.

Risk Oversight

Each of our directors has a responsibility to monitor and manage risks faced by the Company.  At a minimum, this requires the members of the board of directors to be actively engaged in board discussions, review materials provided to them, including financial statements provided to them on monthly and quarterly basis, and know when it is appropriate to request further information from management and/or engage the assistance of outside advisors.  Because risk oversight is a responsibility for each member of the board of directors, the board’s responsibility for risk oversight is not and will not be concentrated into a single committee.

Currently, the board of directors meets formally, as needed to discuss risks and monitor specific areas of the Company’s performance.  In addition, we strive to provide a board infrastructure that encourages directors to ask specific questions or raise concerns by allotting them sufficient time to do so at each meeting and providing them with sufficient amounts of time to review materials in advance of a meeting.

Going forward, we anticipate that oversight will be delegated, to a large degree, to the various board committees that we will establish with independent directors serving as committee chairmen. Committees will then meet formally, as needed, to discuss risks and monitor specific areas of the Company’s performance and report their findings to the full board of directors.

Shareholder Communications

Our board of directors does not currently provide a process for shareholders to send communications to our board of directors because our management believes that until this point it has been premature to develop such processes given the limited liquidity of our Common Stock. However, our new management will establish a process for shareholder communications in the near future.

EXECUTIVE COMPENSATION

Background

Our named officers are Mr. Ma, our Chief Executive Officer and President and Mr. Xu, our Vice Chief Financial Officer. We have no employees whose compensation exceeded $100,000.

As the membership of our board of directors increases, our board of directors intends to form a compensation committee charged with the oversight of our executive compensation plans, policies and programs and the authority to determine and approve the compensation of our chief executive officer and make recommendations with respect to the compensation of our other executive officers.

Summary Compensation Table —Years Ended December 31, 2009 and 2008 (1)

The following table sets forth information concerning all cash and non-cash compensation awarded to, earned by or paid to the named persons for services rendered in all capacities during the noted periods. No other executive officer received total annual salary and bonus compensation in excess of $100,000.

Name and Position	Year	Salary ($)(2)	Bonus ($)	Stock Awards ($)	Option Awards ($)	All Other Compensation ($)(3)	Total ($)
Marco Ma	2009	$5,733	0	0	0	$192	$5,925
Chairman, President and	2008	$5,799	0	0	0	0	$5,799
Chief Executive Officer

Guangning Xu (4)	2009	$1,025	0	0	0	$73	$1,098
Vice Chief Financial Officer
and Secretary

Joseph Rozelle (5)	2009	$0	0	0	0	0	0
Former President, Chief	2008	$0	0	0	0	0	0
Financial Officer and Secretary

Karl Brenza (6)	2009	$0	0	0	0	0	0
President and Chief	2008	$0	0	0	0	0	0
Executive Officer

(1)
On September 10, 2010, we acquired GPC in a reverse acquisition transaction that was structured as a share exchange and in connection with that transaction, Mr. Ma became our Chief Executive Officer and President and Mr. Xu became our Chief Financial Officer. Prior to the effective date of the reverse acquisition, Messrs. Ma and Xu held the same positions with our operating subsidiary, Shenzhen ORB. The annual compensation shown in this table includes the amounts Messrs. Ma and Xu received from Shenzhen ORB prior to the consummation of the reverse acquisition.

(2)	Messrs. Ma and Xu are compensated in RMB. The amounts set forth in the table above are calculated using an exchange rate of $1.00 = RMB6.8282 published by the Bank of China on December 31, 2009.

(3)
The reported amounts are company housing reimbursement received by Messrs. Ma and Xu.  Shenzhen ORB subsidizes a portion of the rent paid by Messrs. Ma and Xu for their respective residences in Shenzhen.

(4)
Mr. Xu joined Shenzhen ORB on October 28, 2009.  Shenzhen ORB has entered into an employment agreement with Mr. Xu, pursuant to which he is entitled to annual compensation of RMB42,000 (approximately $6,151), which is payable monthly for the term of the agreement.  The agreement shall expire on December 31, 2010, unless extended by agreement of the parties.

(5)
Mr. Rozelle resigned from the offices of President and Chief Financial Officer effective as of August 31, 2010 and from the office of Secretary effective as of September 10, 2010.  He received no compensation from the Company in connection with his resignation.

(6)
Mr. Brenza was appointed our President and Chief Executive Officer effective as of August 31, 2010 and resigned from both of those positions effective as of September 10, 2010.  He received no compensation from the Company in connection with his service.

Grants of Plan-Based Awards

No plan-based awards were granted to any of our named executive officers during the year ended December 31, 2009.

Outstanding Equity Awards at Fiscal Year End

No unexercised options or warrants were held by any of our named executive officers at December 31, 2009. No equity awards were made during the year ended December 31, 2009.

Option Exercises and Stock Vested

No options to purchase our capital stock were exercised by any of our named executive officers, nor was any restricted stock held by such executive officers vested during the year ended December 31, 2009.

Pension Benefits

No named executive officers received or held pension benefits during the year ended December 31, 2009.

Nonqualified Deferred Compensation

No nonqualified deferred compensation was offered or issued to any named executive officer during the year ended December 31, 2009.

Potential Payments Upon Termination or Change in Control

Pursuant to the terms of his employment agreement with Shenzhen ORB, upon the occurrence of a termination event, Mr. Xu is entitled to receive severance payments from Shenzhen ORB.  In accordance with PRC governmental regulation, this severance payment is generally the payment of one-month’s salary in a lump sum on the termination date.

Compensation of Directors

No member of our board of directors received any compensation for his services as a director during the year ended December 31, 2009.

Compensation Committee Interlocks and Insider Participation

During the year ended December 31, 2009 we did not have a standing compensation committee. Our board of directors was responsible for the functions that would otherwise be handled by the compensation committee. All directors participated in deliberations concerning executive officer compensation, including directors who were also executive officers, however, none of our executive officers received any compensation during the last fiscal year. None of our executive officers has served on the board of directors or compensation committee (or other committee serving an equivalent function) of any other entity, any of whose executive officers served on our board or Compensation Committee.

ITEM 3.02	UNREGISTERED SALES OF EQUITY SECURITIES.

On August 31, 2010, we issued 3,523,923 Ordinary Shares to Skyline for an aggregate purchase price of $25,000. Skyline is affiliated with, and under common control of, Maxim. In connection with the consummation of this transaction Mr. Brenza, Managing Director of each of Maxim and Skyline, was appointed Chief Executive Officer of Action.  Skyline is an accredited investor and the issuance of the Ordinary Shares to Skyline was in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act and Rule 506 promulgated by the SEC thereunder.

Pursuant to the transaction, on September 10, 2010, we issued an aggregate of 10,129,725 Ordinary Shares (which will be subject to a proposed 1 for 3 consolidation of the Company’s ordinary shares) and 98,885.37 preference shares (which are convertible into 9,888,537 ordinary shares of the Company immediately after the consummation of certain proposed actions, including the proposed 1 for 3 consolidation of the Company’s ordinary shares) of Action to the GPC shareholders in exchange for 100% of the outstanding shares of GPC. Such securities were not registered under the Securities Act. These securities qualified for exemption under Section 4(2) of the Securities Act and the rules and regulations promulgated thereunder, including Regulation S. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the offering, manner of the offering and number of securities offered. These shareholders made certain representations and warranties, including their investment intent and that they were not U.S. Persons as defined in Rule 902(k) of Regulation S as required by Section 4(2) and the rules and regulations promulgated thereunder, including Regulation S. They also agreed to and received share certificates bearing a legend stating that such securities are restricted pursuant to Rule 144 and Regulation S of the Securities Act. These restriction ensure that these securities will not be immediately redistributed into the market and therefore not be part of a “public offering.” It is Action’s position that the transaction met the requirements to qualify for exemption under Section 4(2) and the rules and regulations promulgated thereunder, including Regulation S of the Securities Act.

ITEM 4.01	CHANGESIN REGISTRANT’S CERTIFYING ACCOUNTANT

On September 10, 2010, we dismissed PMB Helin Donovan, LLP (“Helin Donovan”) as our independent accountants, although we requested that Helin Donovan audit the financial statements for the year ended June 30, 2010 in an effort to maintain continuity for the period prior to the consummation of the share exchange. Helin Donovan had previously been engaged as the principal accountant to audit our financial statements. The reason for the dismissal of Helin Donovan is that, following the consummation of the share exchange on September 10, 2010, (i) the former shareholders of GPC own a significant amount of the outstanding shares of our common stock and (ii) our primary business became the business previously conducted by GPC. The independent registered public accountant of GPC for US accounting purposes was the firm of Morison Cogen LLP (“Morison Cogen”). We believe that it is in our best interest to have Morison Cogen continue to work with our business, and we therefore retained Morison Cogen as our new principal independent registered accounting firm, effective as of September 10, 2010. Morison Cogen is located at 150 Monument Road, Suite 500, Bala Cynwyd, PA 19004. The decision to change accountants was approved by our board of directors on September 10, 2010.

The report of Helin Donovan on our financial statements for the period from September 27, 2006 (inception) through our fiscal year ended June 30, 2009 did not contain an adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles.

From our inception through September 10, 2010, there were no disagreements with Helin Donovan on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the satisfaction of Helin Donovan, would have caused it to make reference to the matter in connection with its reports.

From our inception through September 10, 2010, we did not consult Morison Cogen regarding either: (i) the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on our financial statements; or (ii) any matter that was the subject of a disagreement as described in Item 304(a)(1)(iv) of Regulation S-K.

We have made the contents of this Current Report on Form 8-K available to Helin Donovan and requested it to furnish us a letter addressed to the SEC as to whether Helin Donovan agrees or disagrees with, or wishes to clarify our expression of, our views, or containing any additional information. A copy of Helin Donovan's letter to the SEC is included as Exhibit 16.1 to this Current Report on Form 8-K.

ITEM 5.01	CHANGES IN CONTROL OF REGISTRANT.

In connection with the exchange transaction, and as explained more fully above in Item 2.01 under the section titled “Management” and below in Item 5.02 of this Current Report on Form 8-K, Mr. Brenza resigned as Chief Executive Officer and President of the Company, and Mr. Ma was appointed Chairman of the board of directors, Chief Executive Officer and President of Action. Mr. Rozelle submitted his resignation as a director of Action, which shall be deemed effective as of the 10 th day following the date we mail an information statement to our shareholders that complies with Rule 14f-1 promulgated under the Exchange Act, and Mr. Simpson has been appointed an independent director of the Company, such appointment to be effective as of the 10 th day following the date we mail an information statement to our shareholders that complies with Rule 14f-1 promulgated under the Exchange Act.

As explained more fully herein, in connection with the exchange transaction, on September 10, 2010, Action issued an aggregate of 10,129,725 ordinary shares (which will be subject to a proposed 1 for 3 consolidation of the Company’s ordinary shares) and 98,885.37 preference shares (which are convertible into 9,888,537 ordinary shares of the Company immediately after the consummation of certain proposed actions, including the proposed 1 for 3 consolidation of the Company’s ordinary shares) of Action to the GPC shareholders in exchange for 100% of the outstanding shares of GPC. Each preference share has identical rights as our ordinary shares except that each preference share is convertible into 100 ordinary shares. After giving effect to the conversion rights, the former GPC shareholders will own approximately 90% of the ordinary shares of the Company.

The following table sets forth, as of September 14, 2010, the number of ordinary shares and preference shares owned of record and beneficially by our current and former executive officers, directors and persons who hold 5% or more of the total voting power of our outstanding capital stock. As of September 14, 2010, we had 14,651,922 ordinary shares and 98,885.37 preference shares issued and outstanding.

Name and Address of Beneficial Owner	Number of Ordinary Shares Beneficially Owned (1)		% Total Voting Power (2)(3)

5% or greater shareholders

Karl Brenza (4) Skyline Investors, LLC Maxim Group LLC c/o Maxim Group LLC 405 Lexington Avenue 2 nd Floor New York, NY 10174	3,523,922		14.36%

Junning Ma (5) c/o Shenzhen ORB-Fortune New-Material Co., Ltd Room O-R, Floor 23, Building A, Fortune Plaza Shennan Road, Futian District Shenzhen, Guangdong, PRC 518040	14,365,515	(6)	58.54%

Apollo Enterprises International Inc. c/o Shenzhen ORB-Fortune New-Material Co., Ltd Room O-R, Floor 23, Building A, Fortune Plaza Shennan Road, Futian District Shenzhen, Guangdong, PRC 518040	9,888,537	(6)	40.29%

Aubo Automobile Inc. c/o Shenzhen ORB-Fortune New-Material Co., Ltd Room O-R, Floor 23, Building A, Fortune Plaza Shennan Road, Futian District Shenzhen, Guangdong, PRC 518040	2,238,489		9.12%

Universal Kingdom International Ltd. c/o Shenzhen ORB-Fortune New-Material Co., Ltd Room O-R, Floor 23, Building A, Fortune Plaza Shennan Road, Futian District Shenzhen, Guangdong, PRC 518040	2,238,489		9.12%

Sheng Zhou (7) c/o Good Energy Enterprise Ltd. 1601, South Tower Poly International Plaza No.1 Pazhou Road East, Haizhu District, Guangzhou, PRC	5,652,747		23.03%

Golden Grand Enterprises Ltd. 1601, South Tower Poly International Plaza No.1 Pazhou Road East, Haizhu District, Guangzhou, PRC	3,617,757		14.74%

Good Energy Enterprise Ltd. 1601, South Tower Poly International Plaza No.1 Pazhou Road East, Haizhu District, Guangzhou, PRC	1,401,882		5.71%

Current and Former Officers and Directors (other than Messrs. Brenza and Ma, whose share ownership is referenced under the heading 5% of greater shareholders)

Guangning Xu (8)	0		N/A

Joseph Rozelle (9)	781,250		*

David Richardson (10)	0		N/A

Morgan Simpson (11)	0		N/A

All current and former officers and directors as a group (6 persons)	18,670,687	(6)

* Less than 1%

(1)
Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Each of the beneficial owners listed above has ownership of and voting power and investment power with respect to our ordinary shares or preference shares. For each beneficial owner above, any options exercisable within 60 days have been included in the denominator.

(2)
Based on 14,651,922 ordinary shares and 98,885.37 preference shares issued and outstanding after the closing of the transactions contemplated by the Share Exchange Agreement (as of the Closing Date).  Each Preference Share is convertible into 100 Ordinary Shares (subject to customary adjustments for stock splits, combinations, or equity dividends on Ordinary Shares). Holders of Preference Shares vote with the holders of Ordinary Shares on all matters on an “as converted” basis.

(3)
Percentage of Total Voting Power represents total ownership with respect to all shares of our ordinary shares and preference shares, as a single class and on an “as converted” basis giving effect to the 100-for-1 conversion rights of the preference shares.

(4)
Effective as of August 31, 2010, in connection with the acquisition of 3,523,922 ordinary shares by Skyline, Mr. Brenza became our Chief Executive Officer and President. Mr. Brenza resigned as our Chief Executive Officer and President effective as of the Closing Date. Mr. Brenza does not hold any shares in the Company directly but has sole voting and dispositive power with respect to the shares held by Skyline. Mr. Brenza is a Managing Director of both Skyline and Maxim, which is deemed the beneficial owner of all of the shares held by Skyline. Mr. Brenza disclaims beneficial ownership of these shares

(5)
Effective as of the Closing Date, Mr. Ma became our Chairman, Chief Executive Officer and President. Mr. Ma does not hold any shares in the Company directly but has sole voting and dispositive power with respect to the shares held by the following former GPC Shareholders: Apollo Enterprises International Inc., Aubo Automobile, Inc. and Universal Kingdom International Ltd. Mr. Ma is a Director of Apollo Enterprises International, Inc. and the President and Chief Executive Officer of Aubo Automobile, Inc. and Universal Kingdom International, Ltd. These shares were all acquired in connection with the closing of the transactions contemplated by the Share Exchange Agreement.

(6)
As set forth in footnote 2 above, holders of Preference Shares vote with the holders of Ordinary Shares on all matters on an “as converted” basis.  Therefore, the Preference Shares currently outstanding are deemed to have been converted into 9,888,537 Ordinary Shares for purposes of this disclosure.

(7)
Mr. Zhou does not hold any shares in the Company directly but has sole voting and dispositive power with respect to the shares held by the following former GPC Shareholders: Golden Grand Enterprises Ltd, Good Energy Enterprise Ltd. and Huge Pine Development Ltd. Mr. Zhou is the Managing Partner of each of these entities. These shares were all acquired in connection with the closing of the transactions contemplated by the Share Exchange Agreement.

(8)
Effective as of the Closing Date, Mr. Xu became our Vice Chief Financial Officer and Secretary. Mr. Xu’s address is c/o Shenzhen ORB-Fortune New-Material Co., Ltd, Room O-R, Floor 23, Building A, Fortune Plaza, Shennan Road, Futian District, Shenzhen, Guangdong, PRC 518040

(9)
Effective as of the Closing Date, Mr. Rozelle resigned as our Secretary. He has also submitted his resignation as a director, such resignation to be effective as of the 10 th day following the date we mail an information statement to our shareholders that complies with Rule 14f-1 promulgated under the Exchange Act. Mr. Rozelle’s address is c/o Nautilus Global Business Partners, 700 Gemini, Suite 100, Houston, TX 77058. Mr. Rozelle does not hold any shares of the Company directly but retains sole voting and dispositive power over the shares held by Nautilus Global Business Partners.

(10)	Mr. Richardson resigned as a director of the Company effective as of August 31, 2010 in connection with the acquisition by Skyline of 3,523,922 ordinary shares of the Company.

(11)
Mr. Simpson has been appointed a director of the Company, such appointment to be deemed effective as of the 10 th day following the date we mail an information statement to our shareholders that complies with Rule 14f-1 promulgated under the Exchange Act.

ITEM 5.02	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

(a) Resignation of Directors

On September 10, 2010, Mr. Rozelle submitted his resignation as a director. His resignation will be effective as of the 10 th day following the date we mail an information statement to our shareholders that complies with Rule 14f-1 promulgated under the Exchange Act. There were no disagreements between Mr. Rozelle and the Company or any officer or director of the Company.

(b) Resignation of Officers

On September 10, 2010, Mr. Brenza resigned as our President and Chief Executive Officer, and Mr. Rozelle resigned as our Secretary.

(c) Appointment of Directors and Officers

On September 10, 2010, the following individuals were appointed as officers and directors of Action, until their successors are duly elected and qualified.

NAME	AGE	POSITION WITH ACTION

Marco Ma	44	Chairman, Chief Executive Officer and President

Guangning Xu	35	Vice Chief Financial Officer and Secretary

For more information regarding our directors and officers, please see Item 1.01 “DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS – Directors and Executive Officers” and “CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS,” which are incorporated herein by reference.

ITEM 5.03	AMENDMENTS TO ARTICLES OF INCORPORATION AND BYLAWS; CHANGE IN FISCAL YEAR.

On September 10, 2010, our board of directors approved a change in our fiscal year from a fiscal year ending June 30 to a fiscal year ending on December 31. The change in our fiscal year took effect on September 10, 2010.  The information included herein presents the financial information that would be filed in a transition report relating to the change in fiscal year. Our 2010 fiscal year will end on December 31, 2010.

ITEM 5.06	CHANGE IN SHELL COMPANY STATUS

As explained more fully in Item 1.01 above, we were a “shell company” (as such term is defined in Rule 12b-2 under the Exchange Act) immediately before the share exchange. As a result of the share exchange, GPC became our wholly owned subsidiary and GPC’s wholly owned subsidiary, Shenzhen ORB, became our main operational business. Consequently, we believe that this exchange transaction was a combination which caused us to cease to be a shell company. For information about the combination, please see the information set forth above under Item 1.01 of this Current Report on Form 8-K which information is incorporated herein by reference.

ITEM 9.01	FINANCIAL STATEMENT AND EXHIBITS.

(a)	FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

The Audited Consolidated Financial Statements of Shenzhen ORB as of December 31, 2009 and 2008 are filed as Exhibit 99.1 to this current report and are incorporated herein by reference.

The Unaudited Consolidated Financial Statements of GPC as of June 30, 2010 and 2009 are filed as Exhibit 99.2 to this current report and are incorporated herein by reference.

(b)	PRO FORMA FINANCIAL INFORMATION.

On September 10, 2010, Action Corporation acquired 100% of the outstanding securities of GPC, which owns 100% of the stock of Shenzhen ORB, a wholly foreign owned enterprise incorporated under the laws of the PRC. Under the rules of the SEC, proforma financial statements of these companies should be presented as part of this Form 8-K filing. However, the combined financial statements of these companies are not materially different than those of Shenzhen ORB alone which have been presented herein. Therefore, proforma financial statements have not been presented.

(c)	SHELL COMPANY TRANSACTIONS

Reference is made to Items 9.01(a) and 9.01(b) and the exhibits referred to therein which are incorporated herein by reference.

(d)	EXHIBITS

Exhibit No .	Description

3.1	Memorandum of and Articles of Association of Action (1)

4.1	Except from Resolutions, filed with the Registrar of Companies of the Cayman Islands, evidencing the rights of Preference Shares
10.1	Share Exchange Agreement dated September 10, 2010 by and among Action and its controlling shareholders, and GPC and GPC’s shareholders*
10.2	English Translation of Labor Contract between Shenzhen ORB and Guangning Xu*
10.3	English Translation of Patent License Agreement between Shenzhen ORB and Junning Ma*
10.4	English Translation of Standard Form of Material Purchasing and Selling Contract used by Shenzhen ORB.
10.5	English Translation of Form of OEM Cooperation Agreement for Polyurethane Adhesives by and between Shenzhen ORB and Sanyou (Tianjin) Polymer Technology Co., Ltd (an OEM for Shenzhen ORB)
10.6	English Translation of Non-Disclosure Agreement between Shenzhen ORB and Sanyou (Tianjin) Macromolecuar Technology Co., Ltd.
10.7	English Translation of Form of Annual Supply Agreement by and between Shenzhen ORB and Dongguan Pusaida Seal Adhesive Co., Ltd (an OEM for Shenzhen ORB)
10.8	English Translation of Non-Disclosure Agreement between Shenzhen ORB and Dongguan Pusaida Seal Adhesive Co., Ltd
10.9	English Translation of Form of Purchase and Sales Contract by and between Shenzhen ORB and Shanghai Arhys Donntal Chemicals Co., Ltd (an OEM for Shenzhen ORB)
10.10	English Translation of Non-Disclosure Agreement between Shenzhen ORB and Shanghai Arhys Donntal Chemicals Co., Ltd
10.11	English Translation of Lease Agreement for Shenzhen ORB’s headquarters located at Room O-R, Floor 23, Building A, Fortune Plaza, Shennan Road. Futian District, Shenzhen
10.12	English Translation of Lease Agreement for Manufacturing facility located at No. 5 Factory Building, Qiaotou FuQiao Industrial Zone, Anbao District, Fuyong town, Shenzhen
10.13	Consulting Agreement, dated as of September 1, 2010, between the Company and Nautilus Capital Partners
10.14	Engagement Letter Agreement, dated July 13, 2010, between Shenzhen ORB and Maxim Group LLC
10.15	English Translation of Lease Agreement for Manufacturing facility located at No.1 Liutai Road, Liunan district, Liuzhou, Guangxi
10.16	English Translation of Lease Agreement for facility located at No. 3-4, Unit 3, Building 3,Guian Garden, Yanghe Garden, Jiangbei District, Chongqing
16.1	Letter of PMB Helin Donovan, LLP, former independent auditor for Action*
99.1	Audited Consolidated Financial Statements of Shenzhen ORB as of December 31, 2009 and 2008

99.2	Unaudited Consolidated Financial Statements of Shenzhen ORB as of June 30, 3010 and 2009

(1)	Incorporated herein by reference to Exhibit 3. of the Company’s Quarterly Report on Form 10-Q, filed with the SEC on May 15, 2008 (SEC File No. 000-52341).

*	Previously filed with the original Current Report Filed on September 16, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Amendment No. 2 to the Current Report on Form 8-K/A to be signed on its behalf by the undersigned hereunto duly authorized.

ACTION ACQUISITION CORPORATION

Date: December 1, 2010	By:	/s/ Junning Ma
Junning Ma President and Chief Executive Officer